Exhibit 10.14

TIAA Authorization ID # AAA- 7440

TIAA Inv. ID # 0007003

Windsor Green at Andover

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

by

HAMILTON GREEN APARTMENTS, LLC,

as Borrower

for the benefit of

TEACHERS INSURANCE AND ANNUITY ASSOCIATION

OF AMERICA,

having an address at:

 730 Third Avenue, New York, New York l0017,

as Lender,

Property Known As

Windsor Green at Andover

311 Lowell Street

Andover, MA 01810

Authorization #:AAA-7440

Investment ID#: 0007003

This Mortgage Was Prepared By

After Recordation This Mortgage Should Be Returned To:

Robert E. Grady, Esquire

c/o Logan Grady LLC

1233 Silas Deane Highway

Wethersfield, CT 06109

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING made this 20th day of December, 2013, by HAMILTON GREEN APARTMENTS, LLC, a Delaware limited liability company (“Borrower”), having its principal place of business at 39 Brighton Avenue, Boston, Massachusetts 02134, for the benefit of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (“Lender”), a New York corporation, having an address at 730 Third Avenue, New York, New York l0017.

RECITALS:

A.  Lender agreed to make and Borrower agreed to accept a loan (the “Loan”) in the maximum principal amount of $38,500,000.00.

B.  To evidence the Loan, Borrower executed and delivered to Lender a promissory note (the “Note”), dated the date of this Mortgage, in the principal amount of Thirty-Eight Million Five Hundred Thousand and NO/100 Dollars ($38,500,000.00) (that amount or so much as is outstanding from time to time is referred to as the “Principal”), promising to pay the Principal with interest thereon to the order of Lender as set forth in the Note and with the balance, if any, of the Debt being due and payable on January 1, 2029 (the “Maturity Date”).

C.  To secure the Note, this Mortgage encumbers, among other things, Borrower’s fee interest in the real property located in the Town of Andover, County of Essex, Commonwealth of Massachusetts, more particularly described in Exhibit A (the “Land”).

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1.                                 Definitions.  Capitalized terms used in this Mortgage are defined in Exhibit B or in the text with a cross-reference in Exhibit B.

Section 1.2.                                 Rules of Construction.  This Mortgage will be interpreted in accordance with the rules of construction set forth in Exhibit C.

ARTICLE II

GRANTING CLAUSES

Section 2.1.  Encumbered Property.  Borrower irrevocably GRANTS, BARGAINS, SELLS, MORTGAGES, WARRANTS, CONVEYS, ASSIGNS, PLEDGES and CONVEYS with MORTGAGE COVENANTS to Lender, TO HAVE AND HOLD IN TRUST, upon the STATUTORY CONDITION and with the STATUTORY POWER OF SALE, the following property, rights, interests and estates now or in the future owned or held by Borrower (the “Property”) for the uses and purposes set forth in this Mortgage forever (capitalized terms used in this Section 2.1 and 2.3 and not defined in this Mortgage have the meanings ascribed to them in the Uniform Commercial Code):

(i)                                     the Land;

(ii)                                  all buildings and improvements located on the Land (the “Improvements”);

(iii)                               all easements; rights of way or use, including any rights of ingress and egress; streets, roads, ways, sidewalks, alleys and passages; strips and gores; sewer rights; water, water rights, water courses, riparian rights and drainage rights; air rights and development rights; oil and mineral rights; and tenements, hereditaments and appurtenances, in each instance adjoining or otherwise appurtenant to or benefiting the Land or the Improvements;

(iv)                              all General Intangibles (including Software) and Goods, related to, attached to, contained in or used in connection with the Land or the Improvements (excluding personal property owned by tenants);

(v)                                 all agreements, ground leases, grants of easements or rights-of-way, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, cooperative, condominium or similar ownership or conversion plans, management, leasing, brokerage or parking agreements or other material documents affecting Borrower or the Property, including the documents described on Exhibit D but expressly excluding the Leases (the “Property Documents”);

(vi)                              all Inventory held for sale, lease or resale or furnished or to be furnished under contracts of service, or used or consumed in the ownership, use or operation of the Property and all Documents evidencing any part of any of the foregoing;

(vii)                           all Accounts, Documents, Goods, Instruments, money, Deposit Accounts, Chattel Paper, Letter-of-Credit Rights, Investment Property, General Intangibles and Supporting Obligations relating to the Property, including all deposits held from time to time by the Accumulations Depositary to provide reserves for Taxes and Assessments together with interest credited thereon (the “Accumulations”) and all deposits for reserves held from time to time in accordance with the Section entitled “Reserves” and all accounts established to maintain the deposits together with investments thereof and any interest credited thereon;

(viii)                        all awards and other compensation paid after the date of this Mortgage for any Condemnation (the “Condemnation Awards”);

(ix)                              all proceeds of and all unearned premiums on the Policies (the “Insurance Proceeds”);

(x)                                 all licenses, certificates of occupancy, contracts, management agreements, operating agreements, operating covenants, franchise agreements, permits and variances relating to the Property;

(xi)                              all books, records and other information, wherever located, which are in Borrower’s possession, custody or control or to which Borrower is entitled at law or in equity and which are related to the Property, including all computer hardware and software or other equipment used to record, store, manage, manipulate or access the information; and

(xii)                           all after-acquired title to or remainder or reversion in any of the property described in this Section; all proceeds (excluding, however, sales or other dispositions of Inventory in the ordinary course of the business of operating the Land or the Improvements), replacements, substitutions, products, accessions and increases of or for the Property; all additions, accessions and extensions to, improvements of or for the Property; and all additional lands, estates, interests, rights or other property acquired by Borrower after the date of this Mortgage for use in connection with the Land or the Improvements, all without the need for any additional mortgage, assignment, pledge or conveyance to Lender but Borrower will execute and deliver to Lender, upon Lender’s request, any documents reasonably requested by Lender to further evidence the foregoing.

Section 2.2.                                 Habendum Clause.  The Property is conveyed to Lender to have and to hold forever in fee simple.

Section 2.3.                                 Security Agreement.

(a)                                 The Property includes both real and personal property and this Mortgage is a real property mortgage and also a “security agreement” and a “financing statement” within the meaning of the Uniform Commercial Code.  By executing and delivering this Mortgage, Borrower grants to Lender, as security for the Obligations, a security interest in the Property to the full extent that any of the Property may be subject to the Uniform Commercial Code.

(b)                                 This Mortgage constitutes a fixture filing under the Laws of the state or commonwealth in which the Property is located and for such purpose, Borrower represents, as of the date hereof, that the following information set forth in clauses (i), (v) and (vi), is true and correct:

(i)                                     The exact legal name and address of Debtor is:

Hamilton Green Apartments, LLC

39 Brighton Avenue

Boston, Massachusetts 02134

(ii)                                  Name and address of Secured Party:

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017

(iii)                               Description of the types (or items) of property covered by this Financing Statement: all of the property described in section ii-xii of the Section entitled

“Encumbered Property” described or referred to herein and included as part of the Property.

(iv)                              Description of real estate to which collateral is attached or upon which it is located:  Described in Exhibit A.

(v)                                 Debtor’s Organizational Identification Number: 5420481.

(vi)                              Debtor’s chief executive office is located in the State or Commonwealth of Massachusetts, and Debtor’s state or commonwealth of formation is the State or Commonwealth of Delaware.

Lender may file this Mortgage, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Property.  Any reproduction of this Mortgage or of any other security agreement or financing statement is sufficient as a financing statement.

Section 2.4.  Conditions to Grant.  This Mortgage is made on the express condition that if Borrower pays and performs the Obligations in full in accordance with the Loan Documents, then, unless expressly provided otherwise in the Loan Documents, the Loan Documents will be released at Borrower’s expense.

ARTICLE III

OBLIGATIONS SECURED

Section 3.1.  The Obligations.  This Mortgage secures the Principal, the Interest, the Late Charges, the Prepayment Premiums, the Expenses, any additional advances made by Lender in connection with the Property or the Loan and all other amounts payable under the Loan Documents (the “Debt”) and also secures both the timely payment of the Debt as and when required and the timely performance of all other obligations and covenants to be performed under the Loan Documents (the “Obligations”).

ARTICLE IV

TITLE AND AUTHORITY

Section 4.1.  Title to the Property.

(a)                                 Borrower has and will continue to have good and marketable title in fee simple absolute to the Land and the Improvements and good and marketable title to the Fixtures and Personal Property, all free and clear of liens, encumbrances and charges except the Permitted Exceptions.  To Borrower’s knowledge, there are no facts or circumstances that might give rise to a lien, encumbrance or charge on the Property that may have an adverse effect on the use or value of the Property or the priority of the lien of this Mortgage.

(b)                                 Borrower owns and will continue to own all of the other Property free and clear of all liens, encumbrances and charges except the Permitted Exceptions.

(c)                                  This Mortgage is and will remain a valid and enforceable first lien on and security interest in the Property, subject only to the Permitted Exceptions.

Section 4.2.  Authority.

(a)                                 Borrower is and will continue to be (i) duly organized, validly existing and in good standing under the Laws of the state or commonwealth in which it was formed, organized or incorporated as set forth in Section 2.3 and (ii) duly qualified to conduct business, in good standing, in the state or commonwealth where the Property is located.

(b)                                 Borrower has and will continue to have all approvals required by Law or otherwise and full right, power and authority to (i) own and operate the Property and carry on Borrower’s business as now conducted or as proposed to be conducted; (ii) execute and deliver the Loan Documents; (iii) grant, mortgage, warrant the title to, convey, assign and pledge the Property to Lender pursuant to the provisions of this Mortgage; and (iv) perform the Obligations.

(c)                                  The execution and delivery of the Loan Documents and the performance of the Obligations do not and will not conflict with or result in a default under any Laws or any Leases or Property Documents and do not and will not conflict with or result in a default under any agreement binding upon any party to the Loan Documents.

(d)                                 The Loan Documents constitute and will continue to constitute legal, valid and binding obligations of all parties to the Loan Documents enforceable in accordance with their respective terms.

(e)                                  Borrower has not changed its legal name or its state or commonwealth of formation, as set forth in Section 2.3, in the four months prior to the date hereof, except as Borrower has disclosed any such change to Lender in writing and delivered to Lender appropriate Uniform Commercial Code search reports in connection therewith (it being acknowledged and agreed that Borrower has disclosed the Permitted Merger to Lender in writing and delivered appropriate Uniform Commercial Code search reports in connection therewith).  As used herein, the “Permitted Merger” means the merger of Hamilton Green Apartments, LLC, a Massachusetts limited liability company with and into Borrower, with Borrower being the surviving entity of such merger.

(f)                                   Borrower has not (i) merged with or into any other entity or otherwise been involved in any reorganization or (ii) acquired substantially all of the assets of any other entity where Borrower became subject to the obligations of such entity, for a period of one year ending on the date hereof, except as Borrower has disclosed any such change, merger, reorganization or acquisition to Lender in writing and delivered to Lender appropriate Uniform Commercial Code search reports in connection therewith (it being acknowledged and agreed that Borrower has disclosed the Permitted Merger to Lender in writing and delivered appropriate Uniform Commercial Code search reports in connection therewith).

(g) The Independent Manager has been engaged, appointed and is now an independent manager under the terms of Borrower’s partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or any other organizational filing or document governing the affairs of Borrower.

Section 4.3.  No Foreign Person.  Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

Section 4.4.  Litigation.  There are no Proceedings or, to Borrower’s knowledge, investigations against or affecting Borrower or the Property and, to Borrower’s knowledge, there are no facts or circumstances that might give rise to a Proceeding or an investigation against or affecting Borrower or the Property.  Borrower will give Lender prompt notice of the commencement of any Proceeding or investigation against or affecting the Property or Borrower which could have a material adverse effect on the Property or on Lender’s interests in the Property or under the Loan Documents and, at Borrower’s expense, will appear in and defend any such Proceeding or investigation.  Borrower also will deliver to Lender such additional information relating to the Proceeding or investigation as Lender may request from time to time.

ARTICLE V

PROPERTY STATUS, MAINTENANCE AND LEASES

Section 5.1.  Status of the Property.

(a)  Borrower has obtained and will maintain in full force and effect all certificates, licenses, permits and approvals that are issued or required by Law or by any entity having jurisdiction over the Property or over Borrower or that are necessary for the Permitted Use, for occupancy and operation of the Property, for the granting of this Mortgage or for the conduct of Borrower’s business on the Property in accordance with the Permitted Use.  Without limiting any of the foregoing, Borrower is in compliance with the Comprehensive Permit and the Regulatory Agreement.

(b)  The Property is and will continue to be serviced by all public utilities required for the Permitted Use of the Property.

(c)  All roads and streets necessary for service of and access to the Property for the current or contemplated use of the Property have been completed and are and will continue to be serviceable, physically open and dedicated to and accepted by the Government for use by the public.

(d)  The Property is free from damage caused by a Casualty.

(e)  All costs and expenses of labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

Section 5.2.  Maintenance of the Property.  Borrower will maintain the Property in thorough repair and good and safe condition, suitable for the Permitted Use, including, to the extent necessary, replacing the Fixtures and Personal Property with property at least equal in quality and condition to that being replaced and free of liens.  Borrower will not erect any new buildings, building additions or other structures on the Land or otherwise materially alter the Improvements without Lender’s prior consent which may be withheld in Lender’s sole discretion.  The Property will be managed by a property manager satisfactory to Lender pursuant to a management agreement satisfactory to Lender and terminable by Borrower without charge or penalty upon 30 days notice to the property manager.

Section 5.3.  Change in Use.  Borrower will use and permit the use of the Property for the Permitted Use and for no other purpose.

Section 5.4.  Waste.  Borrower will not commit or permit any waste (including economic and non-physical waste), impairment or deterioration of the Property or any alteration, demolition or removal of any of the Property without Lender’s prior consent which may be withheld in Lender’s sole discretion (notwithstanding the foregoing provisions of this Section 5.4 to the contrary, Borrower shall be permitted to alter any improvements comprising the Property and/or remove any of the Personal Property or Fixtures absent Lender consent, provided that any such alteration or removal is performed in the ordinary course of Borrower’s business and in a manner necessary to maintain the Property in accordance with the provisions of Section 5.2 hereof).

Section 5.5.  Inspection of the Property.  Subject to the rights of tenants under the Leases, Lender, or its agent or independent expert, has the right to enter and inspect the Property on reasonable prior notice, except during the existence of an Event of Default, when no prior notice is necessary.  Lender has the right to engage an independent expert to review and report on Borrower’s compliance with Borrower’s obligations under this Mortgage to maintain the Property, comply with Law and refrain from waste, impairment or deterioration of the Property and the alteration, demolition or removal of any of the Property except as may be permitted by the provisions of this Mortgage.  If the independent expert’s report discloses material failure to comply with such obligations or if Lender engages the independent expert after the occurrence of an Event of Default, then the independent expert’s review and report will be at Borrower’s expense, payable on demand (otherwise the cost of such independent expert’s review and report shall be at Lender’s or its designated agent’s expense).

Section 5.6.  Leases and Rents.

(a)  Borrower assigns the Leases and the Rents to Lender absolutely and unconditionally and not merely as additional collateral or security for the payment and performance of the Obligations, but subject to a license back to Borrower of the right to collect the Rents unless and until an Event of Default occurs at which time the license will terminate automatically, all as more particularly set forth in the Assignment, the provisions of which are incorporated in this Mortgage by reference.

(b)  Borrower appoints Lender as Borrower’s attorney-in-fact to execute unilaterally and record, at Lender’s election, a document subordinating this Mortgage to the Leases, provided that the subordination will not affect (i) the priority of Lender’s entitlement to Insurance Proceeds or

Condemnation Awards or (ii) the priority of this Mortgage over intervening liens or liens arising under or with respect to the Leases.

Section 5.7.                                 Parking.  Borrower will provide, maintain, police and light parking areas within the Property, including any sidewalks, aisles, streets, driveways, sidewalk cuts and rights-of-way to and from the adjacent public streets, in a manner consistent with the Permitted Use and sufficient to accommodate the greatest of: (i) the number of parking spaces required by Law; (ii) the number of parking spaces required by the Leases and the Property Documents; or (iii) not less than 375 parking spaces.  The parking areas will be reserved and used exclusively for ingress, egress and parking for Borrower and the tenants under the Leases and their respective employees, customers and invitees and in accordance with the Leases and the Property Documents.

Section 5.8.                                 Separate Tax Lot.  The Property is and will remain assessed for real estate tax purposes as one or more wholly independent tax lots, separate from any property that is not part of the Property.

Section 5.9.                                 Changes in Zoning or Restrictive Covenants.  Borrower will not (i) initiate, join in or consent to any change in any Laws pertaining to zoning, any restrictive covenant or other restriction which would restrict the Permitted Uses for the Property; (ii) permit the Property to be used to fulfill any requirements of Law for the construction or maintenance of any improvements on property that is not part of the Property; (iii) permit the Property to be used for any purpose not included in the Permitted Use; or (iv) impair the integrity of the Property as a single, legally subdivided zoning lot separate from all other property.

Section 5.10.                          Lender’s Right to Appear.  Lender has the right to appear in and defend any Proceeding brought regarding the Property and to bring any Proceeding, in the name and on behalf of Borrower or in Lender’s name, which Lender, in its sole discretion, determines should be brought to protect Lender’s interest in the Property.

ARTICLE VI

IMPOSITIONS AND ACCUMULATIONS

Section 6.1.  Impositions.

(a)  Borrower will pay each Imposition at least 15 days before the date (the “Imposition Penalty Date”) that is the earlier of (i) the date on which the Imposition becomes delinquent and (ii) the date on which any penalty, interest or charge for non-payment of the Imposition accrues.  Notwithstanding the foregoing, Lender will cause the Accumulations Depositary (i.e. the pledge agent), if any, under the Tax Pledge to pay all Real Estate Taxes (i.e. all “Taxes” as defined in the Tax Pledge) on or prior to the earlier of the dates set forth in clauses (i) and (ii) of the preceding sentence, provided that (A) without limiting any other provisions set forth herein, Borrower has timely paid to said pledge agent for deposit in the account established under the Tax Pledge sufficient funds for the payment of such Real Estate Taxes (and any other Real Estate Taxes then due and owing any other “Tax Authority”, as defined in the Tax Pledge) and all fees and other amounts that may then be due under the Tax Pledge (it being acknowledged and agreed that the reference set forth in this clause (A) to “timely paid” shall mean that Borrower has made such payments to said pledge agent for deposit in such account at least 15 days before the Imposition Penalty Date), (B) in accordance with the terms of the Tax Pledge, Lender or said pledge agent has received a bill or other evidence of such Real Estate Taxes not less than 15 Business Days before the Imposition Penalty Date and (C) no Event of Default has occurred and is then continuing (the conditions set forth in clauses (A)-(C), collectively, the “Payment Conditions Precedent”).  In the event each of the Payment Conditions Precedent has been satisfied in a timely manner and the pledge agent fails to pay the applicable Real Estate Taxes on or prior to the Imposition Penalty Date, Lender (without waiving any rights Lender may have against such pledge agent) shall cause such Real Estate Taxes to be paid and shall hold Borrower harmless from any penalties that may accrue as a result of any such non-payment or late payment (provided that Borrower shall promptly advise Lender in writing of any notice of non-payment or late payment that Borrower may receive from the applicable Tax Authority).

(b)  At least 10 days before each Imposition Penalty Date, Borrower will deliver (or cause to be delivered) to Lender or its designated agent a receipted bill or other evidence of payment (provided that Borrower shall be deemed to have satisfied such requirement in the event and to the extent the applicable governmental authority shall have delivered such receipted bill or other evidence of payment to Lender or such designated agent).

(c)  Borrower, at its own expense, may contest any Taxes or Assessments, provided that the following conditions are met:

(i)                                     not less than 30 days prior to the Imposition Penalty Date, Borrower delivers to Lender notice of the proposed contest;

(ii)                                  the contest is by a Proceeding promptly initiated and conducted diligently and in good faith;

(iii)                               there is no Event of Default;

(iv)                              the Proceeding suspends the collection of the contested Taxes or Assessments;

(v)                                 the Proceeding is permitted under and is conducted in accordance with the Leases and the Property Documents;

(vi)                              the Proceeding precludes imposition of criminal or civil penalties and sale or forfeiture of the Property and Lender will not be subject to any civil suit; and

(vii)                           Borrower either deposits with the Accumulations Depositary reserves or furnishes a bond or other security satisfactory to Lender, in either case in an amount sufficient to pay the contested Taxes or Assessments, together with all interest and penalties or Borrower pays all of the contested Taxes or Assessments under protest.

(d)  Installment Payments.  If any Assessment is payable in installments, Borrower will nevertheless pay the Assessment in its entirety on the day the first installment becomes due and payable or a lien, unless Lender, in its sole discretion, approves payment of the Assessment in installments.  Borrower has advised Lender that as of the date hereof real estate taxes with respect to the Property are payable in quarterly installments.  Absent the occurrence and continuance of an Event of Default, Lender hereby consents to the payment of such real estate taxes in such quarterly installments provided that each such installment is paid on or prior to the date on which the same would otherwise become past due or result in a lien.

Section 6.2.  Accumulations.

(a)  In accordance with the Tax Pledge, Borrower made an initial deposit with either Lender or a mortgage servicer or financial institution designated or approved by Lender from time to time, acting on behalf of Lender as Lender’s agent or otherwise such that Lender is the “customer”, as defined in the Uniform Commercial Code, of the depository bank with respect to the deposit account into which the Accumulations are deposited, to receive, hold and disburse the Accumulations in accordance with the Tax Pledge (the “Accumulations Depositary”).  On the first day of each calendar month during the Term, Borrower will deposit with the Accumulations Depositary an amount equal to 1/12th of the annual Real Estate Taxes as determined by Lender or its agent. Except as otherwise required by the Tax Pledge, at least 30 days before each Imposition Penalty Date, Borrower will deliver to the Accumulations Depositary any bills and other documents that are necessary to pay the Real Estate Taxes.

(b)  The Accumulations will be applied to the payment of the Real Estate Taxes.  Any excess Accumulations after payment of the Real Estate Taxes will be returned to Borrower or credited against future payments of the Accumulations, at Lender’s election or as required by Law.  If the Accumulations are not sufficient to pay the Real Estate Taxes, except as otherwise required by the Tax Pledge, Borrower shall promptly pay the deficiency to the Accumulations Depositary (any in any event, not less than 10 Business Days prior to the Imposition Penalty Date).

(c)  The Accumulations Depositary will hold the Accumulations as security for the Obligations until applied in accordance with the provisions of this Mortgage and the Tax Pledge.  If Lender is not the Accumulations Depositary, the Accumulations Depositary will deliver the Accumulations to Lender upon Lender’s demand at any time after an Event of Default.

(d)  If the Property is sold or conveyed other than by foreclosure or transfer in lieu of foreclosure, all right, title and interest of Borrower to the Accumulations will automatically, and without necessity of further assignment, be held for the account of the new owner, subject to the provisions of this Section and Borrower will have no further interest in the Accumulations.

(e) The Accumulations Depositary has deposited the initial deposit and will deposit the monthly deposits into an account with a financial institution selected by Lender, which funds may be held in either a separate or commingled account, all in accordance with the Tax Pledge. If Lender is the Accumulations Depositary, Lender shall have no obligation to pay interest on such Accumulations.

(f)  Lender has the right to pay, or to direct the Accumulations Depositary to pay, any Real Estate Taxes unless Borrower is contesting such Real Estate Taxes in accordance with the provisions of this Mortgage, in which event any payment of the contested Real Estate Taxes will be made under protest in the manner prescribed by Law or, at Lender’s election, will be withheld.

(g)  If Lender assigns this Mortgage, Lender will pay, or cause the Accumulations Depositary to pay, the unapplied balance of the Accumulations to or at the direction of the assignee.  Simultaneously with the payment, Lender and the Accumulations Depositary will be released from all liability with respect to the Accumulations and Borrower will look solely to the assignee with respect to the Accumulations.  When the Obligations have been fully satisfied, any unapplied balance of the Accumulations will be returned to Borrower.  At any time after an Event of Default occurs, Lender may apply the Accumulations as a credit against any portion of the Debt selected by Lender in its sole discretion.

Section 6.3.                                 Changes in Tax Laws.  If a Law requires the deduction of the Debt from the value of the Property for the purpose of taxation or imposes a tax, either directly or indirectly, on the Debt, any Loan Document or Lender’s interest in the Property, Borrower will pay the tax with interest and penalties, if any.  If Lender determines that Borrower’s payment of the tax may be unlawful, unenforceable, usurious or taxable to Lender, the Debt will become immediately due and payable on 60 days’ prior notice unless the tax must be paid within the 60-day period, in which case, the Debt will be due and payable within the lesser period.

Section 6.4.                                 Reserves.  Commencing on January 1, 2020, Borrower will make monthly deposits into an account established as security for the payment and performance of the Obligations, to be held and disbursed in accordance with a Reserve and Security Agreement dated the date of this Mortgage among Borrower, Lender and Lender’s pledge agent.

ARTICLE VII

INSURANCE, CASUALTY, CONDEMNATION

AND RESTORATION

Section 7.1.  Insurance Coverages.

(a)  Borrower will maintain such insurance coverages and endorsements in form and substance as Lender may require in its sole discretion from time to time.  The insurance will be in an amount equal to 100% of the full replacement cost of the Improvements and Personal Property (without deduction for depreciation) and will include fire, extended coverage, vandalism, malicious mischief, sprinkler leakage, boiler and machinery, terrorism coverage, windstorm, earthquake and flood insurance (if located in an area identified as an earthquake or flood zone), day care facility general liability and umbrella coverage (if any portion of the Property is used as a day care or childcare services facility), and a minimum of 12 months of rent loss insurance.  The insurance will also include commercial general liability coverage in substance and amount satisfactory to Lender naming Lender as an additional insured. Until Lender notifies Borrower of changes in Lender’s requirements, Borrower will maintain not less than the insurance coverages and endorsements Lender required for closing of the Loan.

(b)  The insurance, including renewals, required under this Section will be issued on valid and enforceable policies and endorsements satisfactory to Lender (the “Policies”).  Each Policy will contain a standard waiver of subrogation and a replacement cost endorsement and will provide that Lender will receive not less than 30 days’ prior written notice of any cancellation, termination or non-renewal of a Policy or any material change other than an increase in coverage and that Lender will be named under a standard mortgagee endorsement on the property insurance as mortgagee and loss payee.

(c)  The insurance companies issuing the Policies (the “Insurers”) must be authorized to do business in the State or Commonwealth where the Property is located, must have been in business for at least 5 years, must carry an A.M. Best Company, Inc. policy holder rating of A- or better and an A.M. Best Company, Inc. financial category rating of Class X or better and must be otherwise satisfactory to Lender.  Lender may select an alternative credit rating agency and may impose different credit rating standards for the Insurers.  Notwithstanding Lender’s right to approve the Insurers and to establish credit rating standards for the Insurers, Lender will not be responsible for the solvency of any Insurer.

(d)  Notwithstanding Lender’s rights under this Article, Lender will not be liable for any loss, damage or injury resulting from the inadequacy or lack of any insurance coverage.

(e)  Borrower will comply with the provisions of the Policies and with the requirements, notices and demands imposed by the Insurers and applicable to Borrower or the Property.

(f)  Borrower will pay the insurance premiums for each Policy and provide Lender with evidence of such payment within 15 days of the expiration date of the Policy being replaced or renewed and Borrower will deliver to Lender a certified copy of each Policy marked “Paid” not less than 15 days prior to the expiration date of the Policy being replaced or renewed. In the event Borrower is unable to deliver a certified copy 15 days prior to the expiration date, Borrower will provide evidence of the renewed coverage by delivering to Lender an Acord 27 (2004/04 or 1993/03) or Acord 28 (2003/10) or the current industry equivalent until a certified copy is available and delivered to Lender.

(g)  Borrower will not carry separate insurance concurrent in kind or form or contributing in the event of loss with any other insurance carried by Borrower.

(h) If Borrower elects to carry any of the insurance required under this Section on a blanket or umbrella policy, Borrower will deliver to Lender a certified copy of the blanket policy which will allocate to the Property the amount of coverage required under this Section and otherwise will provide the same coverage and protection as would a separate policy insuring only the Property.

(i)  Borrower will give the Insurers and Lender prompt notice of any change in ownership or occupancy of the Property that may result in a change in the insurance requirements for the Property.  This subsection does not abrogate the prohibitions on transfers set forth in this Mortgage.

(j)  If the Property is sold at a foreclosure sale or otherwise is transferred so as to extinguish the Obligations, all of Borrower’s right, title and interest in and to the Policies then in force will be transferred automatically to the purchaser or transferee.

Section 7.2.  Casualty and Condemnation.

(a)  Borrower will give Lender notice of any Casualty immediately after it occurs and will give Lender notice of any Condemnation Proceeding immediately after Borrower receives notice of commencement or notice that such a Condemnation Proceeding will be commencing.  Borrower immediately will deliver to Lender copies of all documents Borrower delivers or receives relating to the Casualty or the Condemnation Proceeding, as the case may be.

(b)  Borrower authorizes Lender, at Lender’s option, to act on Borrower’s behalf to collect, adjust and compromise any claims for loss, damage or destruction under the Policies on such terms as Lender determines in Lender’s sole discretion.  Borrower authorizes Lender to act, at Lender’s option, on Borrower’s behalf in connection with any Condemnation Proceeding.  Borrower will execute and deliver to Lender all documents requested by Lender and all documents as may be required by Law to confirm such authorizations.  Nothing in this Section will be construed to limit or prevent Lender from joining with Borrower either as a co-defendant or as a co-plaintiff in any Condemnation Proceeding.

(c)  If Lender elects not to act on Borrower’s behalf as provided in this Section, then Borrower promptly will file and prosecute all claims (including Lender’s claims) relating to the Casualty and will prosecute or defend (including defense of Lender’s interest) any Condemnation Proceeding.  Borrower will have the authority to settle or compromise the claims or Condemnation Proceeding, as the case may be, provided that Lender has approved in Lender’s sole discretion any compromise or settlement that exceeds $500,000.00.  Any check for Insurance Proceeds or Condemnation Awards, as the case may be (the “Proceeds”) will be made payable to Lender and Borrower.  Borrower will endorse the check to Lender immediately upon Lender presenting the check to Borrower for endorsement or if Borrower receives the check first, will endorse the check immediately upon receipt and forward it to Lender.  If any Proceeds are paid to Borrower, Borrower immediately will deposit the Proceeds with Lender, to be applied or disbursed in accordance with the provisions of this Mortgage.  Lender will be responsible for only the Proceeds actually received by Lender.

Section 7.3.  Application of Proceeds.  After deducting the costs incurred by Lender in collecting the Proceeds, Lender may, in its sole discretion, (i) apply the Proceeds as a credit against any portion of the Debt selected by Lender in its sole discretion; (ii) apply the Proceeds to restore the Improvements, provided that Lender will not be obligated to see to the proper application of the Proceeds and provided further that any amounts released for Restoration will not be deemed a payment on the Debt; or (iii) deliver the Proceeds to Borrower.

Section 7.4.  Conditions to Availability of Proceeds for Restoration.  Notwithstanding the preceding Section, after a Casualty or a Condemnation (a “Destruction Event”), Lender will make the Proceeds (less any costs incurred by Lender in collecting the Proceeds) available for Restoration in accordance with the conditions for disbursements set forth in the Section entitled “Restoration”, provided that the following conditions are met:

(i)                                     Hamilton Green Apartments, LLC or the transferee under a Permitted Transfer, if any, continues to be Borrower at the time of the Destruction Event and at all times thereafter until the Proceeds have been fully disbursed;

(ii)                                  no default under the Loan Documents exists at the time of the Destruction Event and no Event of Default has occurred during the 12 months prior to the Destruction Event;

(iii)                               all Property Documents in effect immediately prior to the Destruction Event continue in full force and effect notwithstanding the Destruction Event, except as otherwise approved by Lender;

(iv)                              if the Destruction Event is a Condemnation, Borrower delivers to Lender evidence satisfactory to Lender that the Improvements can be restored to an economically and architecturally viable unit;

(v)                                 Borrower delivers to Lender evidence satisfactory to Lender that the Proceeds are sufficient to complete Restoration or if the Proceeds are insufficient to complete Restoration, Borrower first deposits with Lender funds (“Additional Funds”) that when added to the Proceeds will be sufficient to complete Restoration;

(vi)                              if the Destruction Event is a Casualty, Borrower delivers to Lender evidence satisfactory to Lender that the Insurer under each affected Policy has not denied liability under the Policy as to Borrower or the insured under the Policy;

(vii)                           Lender is satisfied that the proceeds of any rent loss insurance in effect together with other available gross revenues from the Property are sufficient to pay Debt Service Payments after paying Operating Expenses and capital expenditures until Restoration is complete;

(viii)                        Lender is satisfied that Restoration will be completed on or before the date (the “Restoration Completion Date”) that is the earliest of:  (A) 12 months prior to the Maturity Date; (B) 12 months after the Destruction Event; (C) the earliest date required for completion of Restoration under any Property Document; or (D) any date required by Law; and

(ix)                              for the 12 month period immediately preceding the Destruction Event, the annual Debt Service Coverage was at least 1.25 and Lender determines, based on projections satisfactory to Lender, that the Property will be relet within 12 months after Restoration at a projected Net Operating Income that will provide Debt Service Coverage for the annual Debt Service Payments of not less than 1.15, provided that, if the projected rents will not provide such Debt Service Coverage, then Borrower expressly authorizes and directs Lender (at Lender’s sole discretion) to apply an amount from the Proceeds to reduction of Principal in order to reduce the annual Debt Service Payments sufficiently for such Debt Service Coverage to be achieved.  The reduced debt service payments will be calculated using interest at the Fixed Interest Rate and an amortization schedule that will achieve the same proportionate amortization of the reduced Principal over the then remaining Term as would have been achieved had the Principal and Debt Service Payments not been reduced.  Borrower will execute any instruments that Lender deems reasonably necessary to evidence the reduced Principal and debt service payments.

Section 7.5.                                 Restoration.

(a)                                 If the total Proceeds for any Destruction Event are $500,000.00 or less and Lender elects or is obligated by Law or under this Article to make the Proceeds available for Restoration, Lender will disburse to Borrower the entire amount received by Lender and Borrower will commence Restoration promptly after the Destruction Event and complete Restoration not later than the Restoration Completion Date.

(b)                                 If the Proceeds for any Destruction Event exceed $500,000.00 and Lender elects or is obligated by Law or under this Article to make the Proceeds available for Restoration, Lender will disburse the Proceeds and any Additional Funds (the “Restoration Funds”) upon Borrower’s request as Restoration progresses, generally in accordance with normal construction lending practices for disbursing funds for construction costs, provided that the following conditions are met:

(i)                                     Borrower commences Restoration promptly after the Destruction Event and completes Restoration on or before the Restoration Completion Date;

(ii)                                  if Lender requests, Borrower delivers to Lender prior to commencing Restoration, for Lender’s approval, plans and specifications and a detailed budget for the Restoration;

(iii)                               Borrower delivers to Lender satisfactory evidence of the costs of Restoration incurred prior to the date of the request, and such other documents as Lender may request including mechanics’ lien waivers and title insurance endorsements;

(iv)                              Borrower pays all costs of Restoration whether or not the Restoration Funds are sufficient and, if at any time during Restoration, Lender determines that the undisbursed balance of the Restoration Funds is insufficient to complete Restoration, Borrower deposits with Lender, as part of the Restoration Funds, an amount equal to the deficiency within 30 days of receiving notice of the deficiency from Lender; and

(v)                                 there is no default under the Loan Documents at the time Borrower requests funds or at the time Lender disburses funds.

(c)                                  If an Event of Default occurs at any time after the Destruction Event, then Lender will have no further obligation to make any remaining Proceeds available for Restoration and may apply any remaining Proceeds as a credit against any portion of the Debt selected by Lender in its sole discretion.

(d)                                 Lender may elect at any time prior to commencement of Restoration or while work is in progress to retain, at Borrower’s expense, an independent engineer or other consultant to review the plans and specifications, to inspect the work as it progresses and to provide reports.  If any matter included in a report by the engineer or consultant is unsatisfactory to Lender, Lender may suspend disbursement of the Restoration Funds until the unsatisfactory matters contained in the report are resolved to Lender’s satisfaction.

(e)                                  If Borrower fails to commence and complete Restoration in accordance with the terms of this Article, then in addition to the Remedies, Lender may elect to restore the Improvements on Borrower’s behalf and reimburse itself out of the Restoration Funds for costs and expenses incurred by Lender in restoring the Improvements, or Lender may apply the Restoration Funds as a credit against any portion of the Debt selected by Lender in its sole discretion.

(f)                                   Lender may commingle the Restoration Funds with its general assets and will not be liable to pay any interest or other return on the Restoration Funds unless otherwise required by Law.  Lender will not hold any Restoration Funds in trust.  Lender may elect to deposit the Restoration Funds with a depositary satisfactory to Lender under a disbursement and security agreement satisfactory to Lender.

(g)                                  Borrower will pay all of Lender’s expenses incurred in connection with a Destruction Event or Restoration.  If Borrower fails to do so, then in addition to the Remedies, Lender may from time to time reimburse itself out of the Restoration Funds.

(h)                                 If any excess Proceeds remain after Restoration, Lender may elect, in its sole discretion either to apply the excess as a credit against any portion of the Debt as selected by Lender in its sole discretion or to deliver the excess to Borrower.

ARTICLE VIII

COMPLIANCE WITH LAW AND AGREEMENTS

Borrower hereby confirms that, as of the date hereof, the representations and warranties contained in this Article VIII are true, correct and complete and covenants that until the Debt has been repaid in full, it shall take the actions or refrain from taking the actions as required by this Article VIII and shall cause any representations and warranties that are expressly prospective in nature to be true, correct and complete on every day that the Debt is outstanding:

Section 8.1.                                 Compliance with Law.  Borrower, the Property and the use of the Property comply and will continue to comply with Law and with all agreements and conditions necessary to preserve and extend all rights, licenses, permits, privileges, franchises and concessions (including zoning variances, special exceptions and non-conforming uses) relating to the Property or Borrower (including, without limitation, the Comprehensive Permit and the Regulatory Agreement).  Borrower will notify Lender of the commencement of any investigation or Proceeding relating to a possible violation of Law and/or the Comprehensive Permit and/or the Regulatory Agreement immediately after Borrower receives notice thereof and will deliver promptly to Lender copies of all documents Borrower receives or delivers in connection with the investigation or Proceeding.

Borrower will not alter the Property in any manner that would increase Borrower’s responsibilities for compliance with Law (including, without limitation, the Comprehensive Permit and the Regulatory Agreement).

Section 8.2.                                 Compliance with Agreements.  There are no defaults, events of defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Property Documents .  Borrower will pay and perform all of its obligations under the Property Documents as and when required by the Property Documents.  Borrower will cause all other parties to the Property Documents to pay and perform their obligations under the Property Documents as and when required by the Property Documents.  Borrower will not amend or waive any provisions of the Property Documents; exercise any options under the Property Documents; give any approval required or permitted under the Property Documents that would adversely affect the Property or Lender’s rights and interests under the Loan Documents; cancel or surrender any of the Property Documents; or release or discharge or permit the release or discharge of any party to or entity bound by any of the Property Documents, without, in each instance, Lender’s prior approval (excepting therefrom all service contracts or other agreements entered into in the normal course of business that are cancelable upon not more than 30 days notice).  Borrower promptly will deliver to Lender copies of any notices of default or of termination that Borrower receives or delivers relating to any Property Document (including, without limitation, any notices of default or termination provided for under the Regulatory Agreement and/or the Comprehensive Permit).

Section 8.3.                                 ERISA Compliance.

(a)  Borrower is not and will not be an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) that is subject to Title I of ERISA or a “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, and Borrower’s assets are not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code.

(b)  Borrower is not and will continue not to be a “governmental plan” within the meaning of Section 3(32) of ERISA and transactions by or with Borrower are not and will not be subject to any Laws regulating investments of and fiduciary obligations with respect to governmental plans.

(c)  Borrower will not engage in any transaction which would cause any obligation or any action under the Loan Documents, including Lender’s exercise of the Remedies, to be a non-exempt prohibited transaction under ERISA.

Section 8.4.                                 Anti-Terrorism.

(a)                                 None of Borrower, Guarantor, and/or Indemnitor or any of their respective Affiliates is in violation of any of the Anti-Terrorism Laws, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), and the Bank Secrecy Act, 31 U.S.C. §5311 et seq.  Borrower covenants that neither Borrower, Guarantor, Indemnitor nor any of their respective

Affiliates will at any time during the term of the Loan be in violation of any of the Anti-Terrorism Laws.

(b)                                 None of Borrower, Guarantor, and/or Indemnitor or any of their respective Affiliates is a Prohibited Person or is in violation of any of the Laws relating to Prohibited Persons. A “Prohibited Person” is (A) a person designated as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website http://www.treas.gov/ofac/t11_sdn.pdf or at any replacement website or other replacement official publication of such list, or any person or entity owned or controlled by or acting for or on behalf of such a person; (B) an agency of the government of a country, or an organization controlled by a country, or a person resident in a country that is subject to trade restrictions or a sanctions program under any of the economic sanctions of the United States administered by the United States Department of the Treasury’s Office of Foreign Assets Control; or (C) a person or entity (including a country or government) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Laws.  Borrower and its Affiliates will at all times comply with all Laws relating to Prohibited Persons.

(c)                                  The term “Affiliate” is defined as any person that controls, is under common control with, or is controlled by Borrower.  For purposes of this Section 8.4, the term “control” (and derivative terms) is defined as the power to direct or cause the direction of the management and policies of the applicable entity through ownership of voting securities or beneficial interests, by contract or otherwise, and persons or entities having control include any general partner, managing member, manager or executive officer of the applicable entity, and any direct or indirect holder of a ten percent (10%) or greater ownership interest in Borrower, Guarantor, Indemnitor or such applicable entity.

(d)                                 The Loan proceeds will not be used for any illegal purposes and no portion of the Property or Borrower has been acquired with funds derived from illegal activities.

(e)                                  Borrower covenants and agrees to deliver to Lender any certification or other evidence requested from time to time by Lender in its sole discretion, confirming Borrower’s compliance with this Section 8.4. The representations and warranties set forth in said subparagraphs shall be deemed repeated and reaffirmed by Borrower as of each date that Borrower makes a payment to Lender under the Loan Documents or receives any payment from Lender.

Section 8.5.  Section 6045(e) Filing.  Borrower will supply or cause to be supplied to Lender either (i) a copy of a completed Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Proceeds prepared by Borrower’s attorney or other person responsible for the preparation of the form, together with a certificate from the person who prepared the form to the effect that the form has, to the best of the preparer’s knowledge, been accurately prepared and that the preparer will timely file the form; or (ii) a certification from Borrower that the Loan is a refinancing of the Property or is otherwise not required to be reported to the Internal Revenue Service pursuant to Section 6045(e) of the Code.  Under no circumstances will Lender or Lender’s counsel be obligated to file the reports or returns.

ARTICLE IX

ENVIRONMENTAL

Section 9.1.  Environmental Representations and Warranties.  Except as disclosed in the Environmental Report and to Borrower’s knowledge as of the date of this Mortgage:

(a)                                 no Environmental Activity has occurred or is occurring on the Property other than the use, storage, and disposal of Hazardous Materials which (i) is in the ordinary course of business consistent with the Permitted Use; (ii) is in compliance with all Environmental Laws and (iii) has not resulted in Material Environmental Contamination of the Property; and

(b)                                 no Environmental Activity has occurred or is occurring on any property in the vicinity of the Property which has resulted in Material Environmental Contamination of the Property.

Section 9.2.  Environmental Covenants.

(a)                                 Borrower will not cause or permit any Material Environmental Contamination of the Property.

(b)                                 No Environmental Activity will occur on the Property other than the use, storage and disposal of Hazardous Materials which (i) is in the ordinary course of business consistent with the Permitted Use; (ii) is in compliance with all Environmental Laws; and (iii) does not create a risk of Material Environmental Contamination of the Property.

(c)                                  Borrower will notify Lender immediately upon Borrower becoming aware of (i) any Material Environmental Contamination of the Property or (ii) any Environmental Activity with respect to the Property that is not in accordance with the preceding subsection (b).  Borrower promptly will deliver to Lender copies of all documents delivered to or received by Borrower regarding the matters set forth in this subsection, including notices of Proceedings or investigations concerning any Material Environmental Contamination of the Property or Environmental Activity or concerning Borrower’s status as a potentially responsible party (as defined in the Environmental Laws).  Borrower’s notification of Lender in accordance with the provisions of this subsection will not be deemed to excuse any default under the Loan Documents resulting from the violation of Environmental Laws or the Material Environmental Contamination of the Property or Environmental Activity that is the subject of the notice.  If Borrower receives notice of a suspected violation of Environmental Laws in the vicinity of the Property that poses a risk of Material Environmental Contamination of the Property, Borrower will give Lender notice and copies of any documents received relating to such suspected violation.

(d)                                 From time to time at Lender’s request, Borrower will deliver to Lender any information known and documents available to Borrower relating to the environmental condition of the Property.

(e)                                  Lender may perform or engage an independent consultant to perform an assessment of the environmental condition of the Property and of Borrower’s compliance with this Section on an annual basis, or at any other time for reasonable cause, or after an Event of Default.  In connection with the assessment:  (i) Lender or consultant may enter and inspect the Property and perform tests of the air, soil, ground water and building materials; (ii) Borrower will cooperate and use commercially reasonable efforts to cause tenants and other occupants of the Property to cooperate with Lender or consultant; (iii) Borrower will receive a copy of any final report prepared after the assessment, to be delivered to Borrower not more than 10 days after Borrower requests a copy and executes Lender’s standard confidentiality and waiver of liability letter; (iv) Borrower will accept custody of and arrange for lawful disposal of any Hazardous Materials required to be disposed of as a result of the tests; (v) Lender will not have liability to Borrower with respect to the results of the assessment; and (vi) Lender will not be responsible for any damage to the Property resulting from the tests described in this subsection and Borrower will look solely to the consultants to reimburse Borrower for any such damage.  The consultant’s assessment and reports will be at Borrower’s expense (x) if the reports disclose any material adverse change in the environmental condition of the Property from that disclosed in the Environmental Report; (y) if Lender engaged the consultant when Lender had reasonable cause to believe Borrower was not in compliance with the terms of this Article and, after written notice from Lender, Borrower failed to provide promptly reasonable evidence that Borrower is in compliance; or (z) if Lender engaged the consultant after the occurrence of an Event of Default.

(f)                                   If Lender has reasonable cause to believe that there is Environmental Activity at the Property, Lender may elect in its sole discretion to release from the lien of this Mortgage any portion of the Property affected by the Environmental Activity and Borrower will accept the release.

ARTICLE X

FINANCIAL REPORTING

Section 10.1.  Financial Reporting.

(a)                                 Borrower will deliver to Lender within 90 days after the close of each Fiscal Year (together with any change to the previously submitted Budget and, if and as applicable, Leasing Plan), an annual financial statement (the “Annual Financial Statement”) for the Property for the prior Fiscal Year, which will include a comparative balance sheet, an income and expense statement on a GAAP basis, including operating and capital expenditures and leasing costs, and if requested, all supporting schedules.  The Annual Financial Statement will be:

(i)                                     certified by Borrower prior to any Event of Default and following any Event of Default audited by a CPA and accompanied by an opinion of the CPA that, in all material respects, the Annual Financial Statement fairly presents the financial position of the Property; and

(ii)                                  separate and distinct from any consolidated statement or report for Borrower or any other entity or any other property.

(b)                                 Simultaneously with the delivery of the Annual Financial Statement, Borrower will deliver to Lender the Certification of Rent Roll as required by the Assignment of Leases and Rents.

(c)                                  Borrower will keep full and accurate Financial Books and Records for each Fiscal Year.  Borrower will permit Lender or Lender’s accountants or auditors to inspect or audit the Financial Books and Records from time to time and without notice.  Borrower will maintain the Financial Books and Records for each Fiscal Year for not less than 3 years after the date Borrower delivers to Lender the Annual Financial Statement and the other financial certificates, statements and information to be delivered to Lender for the Fiscal Year.  Financial Books and Records will be maintained at Borrower’s address set forth in the section entitled “Notices” or at any other location as may be approved by Lender.

(d)                                 Borrower will (i) provide Lender with a copy of any “Annual Limited Dividend Financial Report” submitted in connection with the Regulatory Agreement (with each such copy being provided to Lender simultaneous with the submission of such report to the MHPFB), (ii) will provide Lender with a copy of any response from the MHPFB relative to the report referenced in the preceding item (i) (with each such copy being provided to Lender within five (5) Business Days of Borrower’s receipt of the same from MHPFB), (iii) provide Lender with a copy of (A) any notice of default or inquiry regarding compliance with the Regulatory Agreement that may be issued by the MHPFB under or in connection with the Regulatory Agreement and (B) the results of any annual inspection performed by MHPFB under the Regulatory Agreement  (with each such copy referenced in this item (iii), being provided to Lender within five (5) Business Days of Borrower’s receipt of the same from MHPFB).  Additionally, Borrower shall (1) promptly notify Lender of any re-determination of Borrower’s Equity as defined in the Regulatory Agreement, and (2) provide Lender with any written submission Borrower may make or intend to make in connection with any such re-determination prior to submitting the same to MHPFB.  Furthermore, prior to submitting the same to the MHPFB, Borrower shall provide a copy of any revisions to the affirmative marketing plan referenced in Section 7 of the Regulatory Agreement and copies of any written response from the MHPFB with respect to the same (with each such copy of any such response being provided to Lender within five (5) Business Days of Borrower’s receipt of the same from MHPFB).

Section 10.2  Interim Financial Information and Rent Roll.

(a)                                 Upon request by Lender, Borrower will deliver to Lender within 30 days after the end of each quarter (i) GAAP basis income and expense statements for the Property for the immediately preceding fiscal quarter, as well as for the year-to-date (ii) a current Rent Roll for the Property and (iv) any changes to the Budget and, if and as applicable, Leasing Plan, it being understood and agreed that, if so requested by Lender, each item required to be delivered pursuant to this clause (a) shall be accompanied by a certification from Borrower confirming that the information so delivered is true, correct and complete in all material respects;

(b)                                 Upon Lender’s request, simultaneously with the delivery of the quarterly financial information required under clause (a) above, Borrower will deliver to Lender a certificate disclosing any contracts with affiliates of Borrower in connection with the Property; and

(c)                                  Borrower will deliver to Lender any other information with respect to the operation and management of Borrower and Property as Lender may request from time to time within 15 days of the request.

Section 10.3.                          Annual Budget.

(a)                                 Not less than 60 days prior to the end of each Fiscal Year, Borrower will deliver to Lender a detailed comparative budget (the “Budget”) for the Property for the then current and succeeding Fiscal Year showing anticipated Rents and Operating Expenses, including projected capital and tenant improvement costs, and any other information Lender requests; and

(b)                                 Following the occurrence of an Event of Default and/or in the event the Debt Service Coverage Ratio as determined by Lender (based on a 30 year amortization schedule) shall at any time decline below 1.10 : 1.00 for a period of three (3) consecutive calendar months, Borrower shall (within sixty (60) days of Lender’s notice to Borrower of such Event of Default or such decline in the Debt Service Coverage Ratio) deliver to Lender for Lender’s review and approval a lease rollover schedule for the current and subsequent two Fiscal Years, a marketing plan (if applicable), and a leasing plan (collectively, the “Leasing Plan”) for the Property, which shall include projected market rents, a marketing plan and projections for rollover spaces, vacancies, leasing commissions, tenant improvement costs and other capital costs in the Property.  Additionally, from and after the date of delivery of the initial Leasing Plan, not less than 60 days prior to the end of each Fiscal Year, Borrower shall deliver to Lender for Lender’s review and approval an updated Leasing Plan for the subsequent two Fiscal Years.

(c)                                  Without limiting the foregoing or any other provisions set forth herein and in the other Loan Documents, (i) during any Low DSCR Period, Borrower shall submit a monthly leasing report to Lender in form and substance acceptable to Lender detailing all leasing activity in connection with the Property and (ii) during an Event of Default Borrower shall deliver to Lender a monthly update to the Leasing Report for Lender’s review and approval.

(d)                                 Borrower waives any defense or right of offset to the Obligations, and any claim or counterclaim against Lender, arising out of any discussions between Borrower and Lender regarding any Budget or revised Budget delivered to Lender, including any defense, right of offset, claim or counterclaim alleging in substance, that by virtue of such delivery, discussions or resolution, Lender has interfered with, influenced or controlled Borrower or the operations at the Property.

Section 10.4.  Material Non-Public Information. Prior to delivering any information that may constitute material non-public information with respect to a company whose shares are publicly traded, Borrower shall endeavor to notify Lender in advance of any such proposed delivery, it being understood and agreed, however, that any breach of this provision by Borrower shall not constitute a default or Event of Default hereunder.

ARTICLE XI

EXPENSES AND DUTY TO DEFEND

Section 11.1.  Payment of Expenses.

(a)  Borrower is obligated to pay all fees and expenses (the “Expenses”) that are (i) incurred by Lender in respect of the Loan, any Loan Document, the Property or Borrower; (ii) charged by Lender in consideration of processing any request by or on behalf of Borrower for an action or consent of Lender under the Loan Documents, which charges will be determined by Lender in its reasonable discretion; or (iii) are otherwise payable in connection with the Loan, the Property or Borrower, including attorneys’ fees and expenses and any fees and expenses relating to (A) the preparation, execution, acknowledgment, delivery and recording or filing of the Loan Documents; (B) any Proceeding or other claim asserted against Lender or any Proceeding described in the Section entitled “Lender’s Right to Appear”; (C) any inspection, assessment, survey and test permitted under the Loan Documents (unless and to the extent the Loan Documents expressly provide that the same are either not payable by Borrower or payable by Lender); (D) any Destruction Event; (E) the preservation of Lender’s security and the exercise of any rights or remedies available at Law, in equity or otherwise; (F) administration of the Loan; (G) any review, consent or other servicing matter relating to the Leases and the Property Documents; and (H) any Proceeding in or for bankruptcy, insolvency, reorganization or other debtor relief or similar Proceeding relating to Borrower, the Property or any person liable under any guarantee, indemnity or other credit enhancement delivered in connection with the Loan.

(b)  Borrower will pay the Expenses immediately on demand, together with any applicable interest, premiums or penalties.  If Lender pays any of the Expenses, Borrower will reimburse Lender the amount paid by Lender immediately upon demand, together with interest on such amount at the Default Interest Rate from the date Lender paid the Expenses through and including the date Borrower reimburses Lender.  The Expenses together with any applicable interest, premiums or penalties constitute a portion of the Debt secured by this Mortgage.

Section 11.2.                          Duty to Defend.  If Lender or any of its trustees, officers, participants, employees or affiliates is a party in any Proceeding relating to the Property, Borrower or the Loan, Borrower will indemnify and hold harmless the party and will defend the party with attorneys and other professionals retained by Borrower and approved by Lender (provided that Borrower shall not be required to so indemnify, defend and hold harmless Lender and/or such party(ies) as and to the extent the Proceeding is resultant from Lender’s gross negligence or willful misconduct).  Lender may elect to engage its own attorneys and other professionals, at Borrower’s expense, to defend or to assist in the defense of the party.  In all events, case strategy will be determined by Lender if Lender so elects and no Proceeding will be settled without Lender’s prior approval which may be withheld in its sole discretion.

ARTICLE XII

TRANSFERS, LIENS AND ENCUMBRANCES

Section 12.1.  Prohibitions on Transfers, Liens and Encumbrances.

(a)  Borrower acknowledges that in making the Loan, Lender is relying to a material extent on the business expertise and net worth of Borrower and Borrower’s general partners, members or principals and on the continuing interest that each of them has, directly or indirectly, in the Property.  Accordingly, except as specifically set forth in this Mortgage, Borrower (i) will not, and will not permit its partners, members or principals to, effect a Transfer without Lender’s prior approval, which may be withheld in Lender’s sole discretion and (ii) will keep the Property free from all liens and encumbrances other than the lien of this Mortgage and the Permitted Exceptions.  A “Transfer” is defined as any sale, grant, lease (other than bona fide third-party space leases with tenants), conveyance, assignment or other transfer of, or any encumbrance or pledge against, the Property, any interest in the Property, any interest of Borrower’s partners, members or principals in the Property, or any change in Borrower’s composition, in each instance whether voluntary or involuntary, direct or indirect, by operation of law or otherwise (including mergers affecting any constituent entity) and including the grant of an option or the execution of an agreement relating to any of the foregoing matters (provided that a Transfer shall not include any Permitted Exception).

(b)  Borrower represents, warrants and covenants that:

(i)                                     Borrower is a Delaware limited liability company whose manager is NewReal, Inc., a Massachusetts corporation (“Manager”), and whose sole member is Nashoba Apartments Limited Partnership, a Massachusetts limited partnership (the “Existing Member”);

(ii)                                  Manager is a Massachusetts corporation the equity interests in which are held by Harold Brown, the owner of 75% of the equity interests in Manager, and Ronald Brown, the owner of 25% of the equity interests in Manager;

(iii)                               Existing Member is a Massachusetts limited partnership, the equity interests in which are held by New England Realty Associates Limited Partnership, a Massachusetts limited partnership (“NERA”), the sole limited partner in Existing Member and the owner of 99% of the limited partnership interests in Existing Member, and Nashoba Apartments, Inc, a Massachusetts corporation (“Existing Member GP”), the sole general partner of Existing Member and the owner of the remaining 1% of the limited partnership interests in Existing Member;

(iv)                              Existing Member GP is a Massachusetts corporation, with NERA being the owner of 100% of the equity interests in Existing Member; and

(v)                                 NERA is a Massachusetts limited partnership, the general partner of which is Manager holding 1% of the equity interests in NERA, with 80% of the remaining equity interests in NERA being held by the holders of certain Class A interests in NERA (which Class A interests are publicly traded) and the remaining 19% of the equity interests in NERA being held by the holders of certain Class B interests in NERA (which Class B interests are held by Manager).

Section 12.2.  Permitted Transfers.

(a)  Notwithstanding the prohibitions regarding Transfers, a Permitted Transfer may occur without Lender’s prior consent, provided that the following conditions are met:

(i)                                     at least 45 days prior to the proposed Permitted Transfer, Borrower delivers to Lender a notice that is sufficiently detailed to enable Lender to determine that the proposed Permitted Transfer complies with the terms of this Section;

(ii)                                  there is no default under the Loan Documents either when Lender receives the notice or when the proposed Permitted Transfer occurs and all payment obligations of Borrower to Lender have been paid through the date of the Permitted Transfer;

(iii)                               the proposed Permitted Transfer will not result in a violation of any of the covenants or representations contained in the Sections entitled “ERISA Compliance”, “Anti-Terrorism” or “Special Purpose Entity Representations, Warranties and Covenants” and Borrower will deliver to Lender such documentation of compliance as Lender requests in its sole discretion;

(iv)                              when Lender receives the notice and when the proposed Permitted Transfer occurs, the transferee has never been an adverse party to Lender in any litigation to which Lender was a party; the transferee has never defaulted on a loan from Lender or on any contract or other agreement with Lender; and the transferee has never threatened litigation against Lender (for purposes of this subsection, “transferee” includes the transferee’s constituent entities at all levels and “Lender” includes Lender’s subsidiaries);

(v)                                 Borrower pays all of Lender’s expenses relating to the Transfer, including Lender’s attorneys’ fees;

(vi)                              Lender is satisfied that the Property will continue to be managed by a property manager satisfactory to Lender;

(vii)                           On the date of the proposed Permitted Transfer, if so requested by Lender, a Uniform Commercial Code search report is delivered to Lender relating to (A) the transferee, (B) any predecessor entity that transferee merged with or into, and (C) any entity where transferee acquired substantially all of its assets, in each case satisfactory to Lender and indicating that Lender’s security interest in such portion of the Property as is perfected by filing a financing statement is prior to all other security interests reflected in the report; and

(viii)                        On the date of the proposed Permitted Transfer, Lender receives certifications, satisfactory to Lender, that the proposed Permitted Transfer complies with this Section.

(b)  Upon compliance with the conditions set forth in the preceding subsection, the following Transfers (the “Permitted Transfers”) may occur without Lender’s prior consent:

(i)                                     any Transfer of direct or indirect ownership interests in Borrower; provided that, subsequent to the Transfer NERA (NERA in such capacity, the “Key Principal”)

retains Control of Borrower and owns not less than twenty five percent (25%) of the economic interests in Borrower;

(ii)                                  any Transfer of publicly traded shares in NERA, provided that following such Transfer, (A) Harold Brown (i.e. the Vice President of the Manager as of the date of this Mortgage), Ronald Brown (i.e. the President of the Manager as of the date of this Mortgage) and/or one or more Family Members shall retain Control of NERA and (B) NERA shall retain Control of Borrower and own not less than twenty-five percent (25%) of the economic interests in Borrower.  As used herein, the term “Family Member” means a spouse, child or grandchild of said Harold Brown, said Ronald Brown or any trust established for the benefit of any one or more of the foregoing;

(iii)                               a one-time sale (a “One-Time Sale”) of the Property to an unaffiliated bona fide purchaser, provided that Lender has declined to exercise any right to purchase the Property Lender may have pursuant to an express provision in this Mortgage and the following conditions are met:

(A)                               the transferee or its sponsor has a net worth of at least $50,000,000.00;

(B)                               the transferee is an Institutional Investor or a developer or manager of first-class commercial real estate comparable to the Property, having substantial experience in owning property that is subject to affordable housing requirements, and having a reputation in the industry at least equivalent to that of Borrower as of the date of this Mortgage;

(C)                               the transferee has expressly assumed the obligations of Borrower under the Property Documents and under the Loan Documents; and

(D)                               subsequent to the One-Time Sale, the Property is managed by a property manager satisfactory to Lender;

(E)                                Lender, in its sole discretion, may require evidence satisfactory to it that immediately prior to the One-Time Sale and at least twelve (12) months subsequent to the One-Time Sale, the Property supports a loan to value ratio no greater than 70% and a Debt Service Coverage of not less than 1.25 : 1.00;

(F)                                 Borrower pays to Lender a transfer fee of not less than one-half of one percent (0.50%) of the outstanding Principal.

(G)                               Borrower delivers to Lender a substitute for the environmental indemnity and recourse carveout guaranty delivered to Lender in connection with the Loan, executed by a substitute indemnitor, guarantor or surety, as the case may be, satisfactory to Lender in its sole discretion (which substitution agreement shall provide for the release of the existing guarantor(s) and/or indemnitor(s) from obligations thereunder as and to the extent the same first arise after the date on which the Property is transferred to the transferee and the same arise as a result of acts or omissions that such such guarantor(s) and/or indemnitor(s) had no involvement with nor ability to direct or control the actions of others; in all events upon terms and conditions acceptable to Lender); and

(H)                              Lender’s receipt of a non-consolidation opinion in form and substance acceptable to Lender in Lender’s sole discretion.

(c )                               Notwithstanding anything to the contrary set forth herein:  (i) upon compliance with terms set forth in the Assignment, Borrower may enter into leases of the Property for the Permitted Use thereof and (ii) Lender shall not unreasonably withhold its consent to the approval of any private utility or other operational easement in the event that (A) no Event of Default has occurred and is then continuing and (B) Lender is satisfied based on documentation provided by Borrower that such restriction will not have an adverse effect on the use or value of the Property or the priority of the lien of this Mortgage.

Section 12.3.  Right to Contest Liens.  Borrower, at its own expense, may contest the amount, validity or application, in whole or in part, of any mechanic’s, materialmen’s or environmental liens in which event Lender will refrain from exercising any of the Remedies, provided that the following conditions are met:

(i)                                     Borrower delivers to Lender notice of the proposed contest not more than 30 days after the lien is filed;

(ii)                                  the contest is by a Proceeding promptly initiated and conducted in good faith and with due diligence;

(iii)                               there is no Event of Default other than the Event of Default arising from the filing of the lien;

(iv)                              the Proceeding suspends enforcement or collection of the lien, imposition of criminal or civil penalties and sale or forfeiture of the Property and Lender will not be subject to any civil suit;

(v)                                 the Proceeding is permitted under and is conducted in accordance with the Leases and the Property Documents;

(vi)                              Borrower sets aside reserves or furnishes a bond or other security satisfactory to Lender, in either case in an amount sufficient to pay the claim giving rise to the lien, together with all interest and penalties, or Borrower pays the contested lien under protest; and

(vii)                           with respect to an environmental lien, Borrower is using best efforts to mitigate or prevent any deterioration of the Property resulting from the alleged violation of any Environmental Laws or the alleged Environmental Activity.

Section 12.4.  Death or Incapacity of Guarantor or Indemnitor.

If any Guarantor or Indemnitor is an individual, such individual’s death or legal incapacity shall constitute an Event of Default hereunder if within ninety(90) days of such individual’s death or incapacity, the obligations of such individual under any guaranty or indemnity made in connection with the Loan is not transferred to a substitute Guarantor and/or Indemnitor proposed by Borrower and approved by Lender in its sole discretion, it being understood and agreed that all of the conditions set forth in Section 12.2 (a) (iii), (iv), (v), (vii) and (viii) must be satisfied with respect to such transfer, and that any such substitute guarantor and/or indemnitor proposed by Borrower must:

(i)                                     have a net worth of at least $50,000,000.00;

(ii)                                  have a beneficial interest in Borrower; and

(iii)                               expressly assume the obligations of Guarantor and/or Indemnitor, as applicable under any guaranty or indemnity entered into in connection with the Loan.

In lieu of a substitute Indemnitor under the environmental indemnity delivered in connection with the Loan, Lender may elect to accept environmental insurance, in its sole discretion.

ARTICLE XIII

ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 13.1.  Further Assurances.

(a)  Borrower will execute, acknowledge and deliver to Lender, or to any other entity Lender designates, any additional or replacement documents and perform any additional actions that Lender determines are reasonably necessary to evidence, perfect or protect Lender’s first lien on and prior security interest in the Property or to carry out the intent or facilitate the performance of the provisions of the Loan Documents.

(b)  Borrower appoints Lender as Borrower’s attorney-in-fact to perform, at Lender’s election, any actions and to execute and record any of the additional or replacement documents referred to in this Section, in each instance only at Lender’s election and only to the extent Borrower has failed to comply with the terms of this Section.

Section 13.2.  Estoppel Certificates.

(a)  Within 10 days of Lender’s request, Borrower will deliver to Lender, or to any entity Lender designates, a certificate certifying (i) the original principal amount of the Note; (ii) the unpaid principal amount of the Note; (iii) the Fixed Interest Rate; (iv) the amount of the then current Debt Service Payments; (v) the Maturity Date; (vi) the date a Debt Service Payment was last made; (vii) that, except as may be disclosed in the statement, there are no defaults or events which, with the passage of time or the giving of notice, would constitute an Event of Default; and (viii) there are no offsets or defenses against any portion of the Obligations except as may be disclosed in the statement.

(b) If Lender requests, Borrower promptly will deliver to Lender or to any entity Lender designates a certificate from each party to any Property Document, certifying that the Property Document is in full force and effect with no defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Property Document and that there are no defenses or offsets against the performance of its obligations under the Property Document.

Section 13.3.  Special Purpose Entity Representations, Warranties and Covenants. .

Borrower covenants and agrees as follows:

(a)                                 Borrower is formed solely for the purpose of owning and operating the Property and is not engaged and will not engage, either directly or indirectly, in any business other than the ownership, management and operation of the Property;

(b)                                 Borrower does not have and will not acquire or use any assets other than the Property and personal property incidental to the business of owning and operating the Property and activities incidental thereto; without limiting the foregoing, the Property shall be operated as a single property or project, generating substantially all of Borrower’s gross income, it being the intent that the Property shall constitute “single asset real estate” for purposes of Section 362(d)(3) of the Bankruptcy Code;

(c)                                  Borrower will not liquidate or dissolve (or suffer any liquidation or dissolution), or enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of any entity;

(d)                                 Borrower will not, nor will any partner, limited or general, member or shareholder thereof, as applicable, violate the terms of its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable;

(e)                                  Borrower will observe all limited liability company, limited partnership or general partnership formalities that relate to the Borrower’s separateness pursuant to its formation documents, operating agreement, bylaws or partnership agreement (as the case may be), or any other organizational filing or document governing the affairs of the Borrower;

(f)                                   Borrower has not and will not guarantee, pledge its assets for the benefit of, or otherwise become obligated for the obligations of any other person or hold out its credit or assets as being available to satisfy the obligations of any other person except for obligations for indemnification and other obligations of the Borrower pursuant to its operating agreement, bylaws, or partnership agreement, as applicable;

(g)                                  Borrower has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Loan and (ii) unsecured trade debt incurred in the ordinary course of Borrower’s business in connection with owning, operating and maintaining the Property, not evidenced by a note, and payable within ninety (90) days of the date incurred;

(h)                                 Borrower will be and will at all times hold itself out to the public as a legal entity separate and distinct from any other entity (including, without limitation, any affiliate, limited partner, general partner or member, as applicable, or any affiliate of any limited partner, general partner or member of Borrower, as applicable), will correct any known misunderstanding concerning its separate identity, and will not identify any other entity (including, without limitation, any affiliate, limited partner, general partner or member, or any affiliate of any limited partner, general partner or member of Borrower, as applicable) as a division or part of Borrower;

(i)                                     Subject to the management of the Property by the property manager using a single operating account and to the commingling of reserves and other funds held by Lender as required under the Loan Documents, Borrower will not commingle its funds or assets with those of any other person, and will maintain and account for its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other person;

(j)                                    Borrower will maintain its own separate, complete and accurate accounts, books, records and financial statements complying with GAAP, provided that the Borrower may file or may be part of a consolidated federal tax return to the extent required or permitted by applicable law so long as there is an appropriate notation indicating the separate existence of the Borrower and its assets and liabilities;

(k)                                 Borrower will maintain its books, records, resolutions and agreement as official records;

(l)                                     Borrower will pay its obligations and expenses from its own funds and assets (to the extent that it has funds to do so);

(m)                             Borrower will not have any paid manager or director for the entity (other than the Independent Manager) and to the extent Borrower has any employees, Borrower will pay the salaries of its own employees from its own funds and in the absence of such paid employees, Borrower will obtain all necessary services through third parties or independent contractors;

(n)                                 Borrower will conduct and operate business in its own name or in the name of the Property, will allocate fairly and reasonably any overhead for shared office space and use separate stationery, invoices and checks;

(o)                                 Borrower will not enter into or be a party to any transaction with any limited partner, general partner, principal, affiliate or member of Borrower, as applicable, or any affiliate of any limited partner, general partner, principal or member of Borrower, except in the ordinary course of business and upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate;

(p)                                 Borrower will not make loans or advance credit to any person (including affiliates) other than to tenants of the Property in the form of tenant allowances or tenant improvements;

(q)                                 Borrower will not take any action which, under the terms of any formation document or other applicable organizational documents, requires the unanimous consent of all directors, partners or members, as applicable, without such required vote;

(r)                                    Borrower will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, bankruptcy or insolvency filing, or material amendment to or modification (including without limitation to any amendments or modifications of Borrower’s separateness covenants) of its partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable, without the required written consent of Lender;

(s)                                   Borrower will continue to operate its business with the goal of maintaining capital which is adequate for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations to the extent funds are available from the Property;

(t)                                    Borrower will have organizational documents that provide (a) that, regardless of the solvency of the Borrower, the Independent Manager shall owe duties to protect creditors in the enforcement of their contractual rights, including, without limitation, all remedies, and (b) that Lender is an intended third-party beneficiary of such organizational documents;  and/or

(u)                                 Borrower will not fail at any time to have at least one (1) Independent Manager that will vote on any Material Action (as hereinafter defined) of the Borrower. As used herein, “Material Action” shall be deemed to be (a) any proposed insolvency or bankruptcy proceeding of Borrower, (b) any dissolution or liquidation of Borrower, and/or (c) any amendment or modification of any provision of Borrower’s organizational documents relating to company purpose or Borrower’s bankruptcy-remote status, provided that the affirmative vote or written consent of the Independent Manager shall be required for the Borrower to approve or take any Material Action.  No termination or change of the Independent Manager shall be made without giving Lender at least 20 days’ prior written notice, which notice shall include a copy of a resume for such proposed replacement Independent Manager that reflects that such individual meets the definition of Independent Manager contained herein; provided further, that Lender shall have the right to object to the appointment of said replacement Independent Manager and in the event of such objection, the proposed replacement Independent Manager shall not be admitted.  Notwithstanding the foregoing, any current Independent Manager that receives notice of the termination of its duties as such Independent Manager shall provide a copy of said notice to Lender within 5 days of receipt thereof.

Borrower agrees to keep the Single Purpose Entity covenants set forth in this Section 13.3 and such covenants currently are and will continue to be defined within Borrower’s partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or any other organizational filing or document governing the affairs of Borrower.

ARTICLE XIV

DEFAULTS AND REMEDIES

Section 14.1.  Events of Default.   The term “Event of Default” means the occurrence of any of the following events:

(i)                                     if Borrower fails to pay (a) the Principal and all other amounts due under the Loan on the Maturity Date, (b) any Debt Service Payment and/or any monthly installment payment or deposit due under the Tax Pledge, the Replacement Reserve Pledge or any other pledge or reserve agreement established in connection with the Loan, as and when such amounts described under this clause (b) are required to be paid under any Loan Document, and such failure continues for a period of 5 days or (c) any other amounts not specifically identified in the preceding clauses (a) and (b) of this item (i), as and when such other amounts described under this clause (c) are required to be paid under any Loan Document, and such failure continues for a period of 5 days after written notice to Borrower thereof;

(ii)                                  if Borrower makes a general assignment for the benefit of creditors or generally is not paying, or is unable to pay, or admits in writing its inability to pay, its debts as they become due; or if Borrower or any other party commences any Proceeding (A) relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, in each instance with respect to Borrower; (B) seeking to have an order for relief entered with respect to Borrower; (C) seeking attachment, distraint or execution of a judgment with respect to Borrower; (D) seeking to adjudicate Borrower as bankrupt or insolvent; (E) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Borrower or Borrower’s debts; or (F) seeking appointment of a Receiver, trustee, custodian, conservator or other similar official for Borrower or for all or any substantial part of Borrower’s assets, provided that if the Proceeding is commenced by a party other than Borrower or any of Borrower’s general partners or members, Borrower will have 120 days to have the Proceeding dismissed or discharged before an Event of Default occurs;

(iii)                               if Borrower is in default beyond any applicable grace and cure period under any other mortgage, deed of trust, deed to secure debt or other security agreement encumbering the Property whether junior or senior to the lien of this mortgage;

(iv)                              if there is a default beyond any applicable grace and cure period under any indemnity or guaranty in favor of Lender delivered to Lender in connection with the Loan or in connection with any loan cross-collateralized with the Loan;

(v)                                 if a Transfer occurs except in accordance with the provisions of this Mortgage;

(vi)                              if Borrower abandons the Property or ceases to conduct its business at the Property;

(vii)                           if there is a default in the performance of any other provision of any Loan Document or if there is any inaccuracy or falsehood in any representation or warranty contained in any Loan Document or any indemnity or guaranty in favor of Lender delivered to Lender in connection with the Loan or in connection with any loan cross-collateralized with the Loan, which is not remedied within 30 days after Borrower receives notice thereof, provided that if the default, inaccuracy or falsehood is of a nature that it cannot be cured within the 30-day period and during that period Borrower commences to cure, and thereafter diligently continues to cure, the default, inaccuracy or falsehood, then the 30-day period will be extended for a reasonable period not to exceed 120 days after the notice to Borrower; or

(viii)                        if Borrower violates any covenant contained within Section 13.3 entitled “Special Purpose Entity Representations, Warranties and Covenants”.

Section 14.2.  Remedies.

(a)  If an Event of Default occurs, Lender may take any of the following actions (the “Remedies”) without notice to Borrower:

(i)                                     declare all or any portion of the Debt immediately due and payable (“Acceleration”);

(ii)                                  pay or perform any Obligation;

(iii)                               institute a Proceeding for the specific performance of any Obligation;

(iv)                              apply for and obtain the appointment of a Receiver to be vested with the fullest powers permitted by Law, without bond being required, which appointment may be made ex parte, as a matter of right and without regard to the value of the Property, the amount of the Debt or the solvency of Borrower or any other person liable for the payment or performance of any portion of the Obligations;

(v)                                 directly, by its agents or representatives or through a Receiver appointed by a court of competent jurisdiction, enter on the Land and Improvements, take possession of the Property, dispossess Borrower and exercise Borrower’s rights with respect to the Property, either in Borrower’s name or otherwise;

(vi)                              institute a Proceeding for the foreclosure of this Mortgage or, if applicable, sell by power of sale, all or any portion of the Property;

(vii)                           institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien of this Mortgage for the balance of the Debt not then due;

(viii)                        exercise any and all rights and remedies granted to a secured party under the Uniform Commercial Code; and

(ix)                              pursue any other right or remedy available to Lender at Law, in equity or otherwise.

(b)  If an Event of Default occurs, the license granted to Borrower in the Loan Documents to collect Rents will terminate automatically without any action required of Lender.

Section 14.3.                          General Provisions Pertaining to Remedies.

(a)  The Remedies are cumulative and may be pursued concurrently or otherwise, at such time and in such order as Lender may determine in its sole discretion and without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower.

(b) The enumeration in the Loan Documents of specific rights or powers will not be construed to limit any general rights or powers or impair Lender’s rights with respect to the Remedies.

(c)  If Lender exercises any of the Remedies, Lender will not be deemed a mortgagee-in-possession unless Lender has elected affirmatively to be a mortgagee-in-possession.

(d)  Lender will not be liable for any act or omission of Lender in connection with the exercise of the Remedies.

(e)  Lender’s right to exercise any Remedy will not be impaired by any delay in exercising or failure to exercise the Remedy and the delay or failure will not be construed as extending any cure period or constitute a waiver of the default or Event of Default.

(f)  If an Event of Default occurs, Lender’s payment or performance or acceptance of payment or performance will not be deemed a waiver or cure of the Event of Default.

(g)  Lender’s acceptance of partial payment or receipt of Rents will not extend or affect any grace period, constitute a waiver of a default or Event of Default or constitute a rescission of Acceleration.

Section 14.4.                          General Provisions Pertaining to Receiver and other Remedies.

(a)  If an Event of Default occurs, any court of competent jurisdiction will, upon application by Lender, appoint a Receiver as designated in the application and issue an injunction prohibiting Borrower from interfering with the Receiver, collecting Rents, disposing of any Rents or any part of the Property, committing waste or doing any other act that will tend to affect the preservation of the Leases, the Rents and the Property and Borrower approves the appointment of the designated Receiver or any other Receiver appointed by the court.  Borrower agrees that the appointment may be made ex parte and as a matter of right to Lender, either before or after sale of the Property, without further notice, and without regard to the solvency or insolvency, at the time of application for the Receiver, of the person or persons, if any, liable for the payment of any portion of the Debt and the performance of any portion of the Obligations and without regard to the value of the Property or whether the Property is occupied as a homestead and without bond being required of the applicant.

(b)  The Receiver will be vested with the fullest powers permitted by Law including all powers necessary or usual in similar cases for the protection, possession and operation of the Property and all the powers and duties of Lender as a mortgagee-in-possession as provided in this Mortgage and may continue to exercise all the usual powers and duties until the Receiver is discharged by the court.

(c)  In addition to the Remedies and all other available rights, Lender or the Receiver may take any of the following actions:

(i)                                     take exclusive possession, custody and control of the Property and manage the Property so as to prevent waste;

(ii)                                  require Borrower to deliver to Lender or the Receiver all keys, security deposits, operating accounts, prepaid Rents, past due Rents, the Financial Books and Records and all original counterparts of the Leases and the Property Documents;

(iii)                               collect, sue for and give receipts for the Rents and, after paying all expenses of collection, including reasonable receiver’s, broker’s and attorney’s fees, apply the net collections to any portion of the Debt selected by Lender in its sole discretion;

(iv)                              enter into, modify, extend, enforce, terminate, renew or accept surrender of Leases and evict tenants except that in the case of a Receiver, such actions may be taken only with the written consent of Lender as provided in this Mortgage and in the Assignment;

(v)                                 enter into, modify, extend, enforce, terminate or renew Property Documents except that in the case of a Receiver, such actions may be taken only with the written consent of Lender as provided in this Mortgage and in the Assignment;

(vi)                              appear in and defend any Proceeding brought in connection with the Property and bring any Proceeding to protect the Property as well as Borrower’s and Lender’s respective interests in the Property (unless any such Proceeding has been assigned previously to Lender in the Assignment, or if so assigned, Lender has not expressly assigned such Proceeding to the Receiver and consented to such appearance or defense by the Receiver); and

(vii)                           perform any act in the place of Borrower that Lender or the Receiver deems necessary (A) to preserve the value, marketability or rentability of the Property; (B) to increase the gross receipts from the Property; or (C) otherwise to protect Borrower’s and Lender’s respective interests in the Property.

(d)                                 Borrower appoints Lender as Borrower’s attorney-in-fact, at Lender’s election, to perform any actions and to execute and record any instruments necessary to effectuate the actions described in this Section, in each instance only at Lender’s election and only to the extent Borrower has failed to comply with the provisions of this Section.

Section 14.5.  General Provisions Pertaining to Foreclosures and the Power of Sale.  The following provisions will apply to any Proceeding to foreclose and to any sale of the Property by power of sale or pursuant to a judgment of foreclosure and sale:

(i)                                     Lender’s right to institute a Proceeding to foreclose or to sell by power of sale will not be exhausted by a Proceeding or a sale that is defective or not completed;

(ii)                                  any sale may be postponed or adjourned by Lender by public announcement at the time and place appointed for the sale without further notice;

(iii)                               with respect to any sale pursuant to a judgment of foreclosure and sale or by power of sale, the Property may be sold as an entirety or in parcels, at one or more sales, at the time and place, on terms and in the order that Lender deems expedient in its sole discretion;

(iv)                              if a portion of the Property is sold pursuant to this Article, the Loan Documents will remain in full force and effect with respect to any unmatured portion of the Debt and this Mortgage will continue as a valid and enforceable first lien on and security interest in the remaining portion of the Property, subject only to the Permitted Exceptions, without loss of priority and without impairment of any of Lender’s rights and remedies with respect to the unmatured portion of the Debt;

(v)                                 Lender may bid for and acquire the Property at a sale and, in lieu of paying cash, may credit the amount of Lender’s bid against any portion of the Debt selected by Lender in its sole discretion after deducting from the amount of Lender’s bid the expenses of the sale, costs of enforcement and other amounts that Lender is authorized to deduct at Law, in equity or otherwise; and

(vi)                              Lender’s receipt of the proceeds of a sale will be sufficient consideration for the portion of the Property sold and Lender will apply the proceeds as set forth in this Mortgage.

Section 14.6.  Application of Proceeds.   Lender may apply the proceeds of any sale of the Property by power of sale or pursuant to a judgment of foreclosure and sale and any other amounts collected by Lender in connection with the exercise of the Remedies to payment of the Debt in such priority and proportions as Lender may determine in its sole discretion or in such priority and proportions as required by Law.

Section 14.7.  Power of Attorney.  Borrower appoints Lender as Borrower’s attorney-in-fact to perform any actions necessary and incidental to exercising the Remedies.

Section 14.8.  Tenant at Sufferance.  If Lender or a Receiver enters the Property in the exercise of the Remedies and Borrower is allowed to remain in occupancy of the Property, Borrower will pay to Lender or the Receiver, as the case may be, in advance, a reasonable rent for the Property occupied by Borrower.  If Borrower fails to pay the rent, Borrower may be dispossessed by the usual Proceedings available against defaulting tenants.

ARTICLE XV

LIMITATION OF LIABILITY

Section 15.1.  Limitation of Liability.

(a)  Notwithstanding any provision in the Loan Documents to the contrary, except as set forth in subsections (b) and (c), if Lender seeks to enforce the collection of the Debt, Lender will foreclose this Mortgage instead of instituting suit on the Note.  If a lesser sum is realized from a foreclosure of this Mortgage and sale of the Property than the then outstanding Debt, Lender will not institute any Proceeding against Borrower or Borrower’s general partners, if any, for or on account of the deficiency, except as set forth in subsections (b) and (c).

(b)  The limitation of liability in subsection (a) will not affect or impair (i) the lien of this Mortgage or Lender’s other rights and Remedies under the Loan Documents, including Lender’s right as mortgagee or secured party to commence an action to foreclose any lien or security interest Lender has under the Loan Documents; (ii) the validity of the Loan Documents or the Obligations; (iii) Lender’s rights under any Loan Document that are not expressly non-recourse; or (iv) Lender’s right to present and collect on any letter of credit or other credit enhancement document held by Lender in connection with the Obligations.

(c)  The following are excluded and excepted from the limitation of liability in subsection (a) and Lender may recover personally against Borrower and its general partners, if any, for the following:

(i)                                     all losses suffered and liabilities and expenses incurred by Lender relating to any fraud or intentional misrepresentation or omission by Borrower or any of Borrower’s partners, members, officers, directors, shareholders or principals in connection with (A) the performance of any of the conditions to Lender making the Loan; (B) any inducements to Lender to make the Loan; (C) the execution and delivery of the Loan Documents; (D) any certificates, representations or warranties given in connection with the Loan; or (E) Borrower’s performance of the Obligations;

(ii)                                  (A) all Rents derived from the Property after a default under the Loan Documents which default is a basis of a Proceeding by Lender to enforce collection of the Debt and all moneys that, on the date such a default occurs, are on deposit in one or more accounts used by or on behalf of Borrower relating to the operation of the Property, except to the extent properly applied to payment of Debt Service Payments, Impositions, Insurance Premiums and any reasonable and customary expenses incurred by Borrower in the operation, maintenance and leasing of the Property or delivered to Lender (directly or pursuant to the Lock-Box Agreement) and/or (B) the application or use of any Rents by or at the direction of Borrower or any Borrower affiliate in breach of the terms of the Lock-Box Agreement;

(iii)                               the cost of remediation of any Environmental Activity affecting the Property, any diminution in the value of the Property arising from any Environmental Activity affecting the Property and any other losses suffered and liabilities and expenses incurred by Lender relating to a default under the Article entitled “Environmental”;

(iv)                              all security deposits collected by Borrower or any of Borrower’s predecessors and not refunded to tenants in accordance with their respective Leases, applied in accordance with the Leases or Law or delivered to Lender, and all tenant letters of credit and advance rents collected by Borrower or any of Borrower’s predecessors and not applied in accordance with the Leases or delivered to Lender (directly or pursuant to the Lock-Box Agreement);

(v)                                 any Termination Fee (as defined in the Assignment) received by Borrower which is not paid to Lender (or an escrow agent selected by Lender) in accordance with the terms and conditions of the Assignment;

(vi)                              the replacement cost of any Fixtures or Personal Property removed from the Property after a default occurs;

(vii)                           all losses suffered and liabilities and expenses incurred by Lender relating to any acts or omissions by Borrower that result in waste (including economic and non-physical waste) on the Property;

(viii)                        all protective advances and other payments made by Lender pursuant to express provisions of the Loan Documents to protect Lender’s security interest in the Property or to protect the assignment of the property described in and effected by the Assignment;

(ix)                              all mechanics’ or similar liens relating to work performed on or materials delivered to the Property prior to Lender exercising its Remedies, but only to the extent Lender had advanced funds to pay for the work or materials;

(x)                                 all Proceeds that are not applied in accordance with this Mortgage or not paid to Lender as required under this Mortgage;

(xi)                              all losses suffered and liabilities and expenses incurred by Lender relating to forfeiture or threatened forfeiture of the Property to the Government;

(xii)                           all losses suffered and liabilities and expenses incurred by Lender relating to any default by Borrower under any of the provisions of this Mortgage relating to ERISA;

(xiii)                        all losses suffered and liabilities and expenses incurred by Lender relating to any default by Borrower, Indemnitor or Guarantor under any of the provisions of this Mortgage relating to Anti-Terrorism Laws or money laundering laws;

(xiv)                       all losses suffered and liabilities and expenses incurred by Lender relating to any default by Borrower under Section 17.2 of this Mortgage;

(xv)                          all losses suffered and liabilities and expenses incurred by Lender relating to the failure to maintain, or to pay the premiums for, any insurance required to be maintained under the Loan Documents;

(xvi)                       all losses incurred by Lender all losses suffered and liabilities and expenses incurred by Lender relating to any failure by Borrower to comply with the terms of the Regulatory Agreement; and

(xvii)                    relating to any Borrower Party (A) directly or indirectly interferes, disturbs, contests, obstructs or in any way hinders (whether or not intentionally) Lender’s exercise of any of its rights or remedies under any of the Loan Documents upon an Event of Default (provided that Borrower is not liable hereunder for any losses incurred by Lender as and to the extent resultant solely from a good faith dispute by Borrower regarding the existence of an Event of Default), or (B) in any judicial or quasi-judicial case, action or proceeding directly or indirectly contests the validity or enforceability of the Loan Documents.

Notwithstanding the foregoing, the limitation of liability in Subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and Lender may recover personally against Borrower and its general partners, if any, in the event of (i) a voluntary bankruptcy or insolvency proceeding of Borrower if such proceeding is not dismissed in accordance with the terms of this Mortgage, (ii) an involuntary bankruptcy or insolvency proceeding of Borrower, in which Borrower, any of its principals, officers, general partners or members, or its related Guarantor colludes with creditors in such bankruptcy or insolvency proceeding if such proceeding is not dismissed in accordance with the terms of this Mortgage, (iii) a default by Borrower or any general partner, manager or managing member of Borrower of any of the covenants or requirements contained in this Mortgage entitled “Special Purpose Entity Representations, Warranties and Covenants” Section 13.3; provided that liability under this clause (iii) shall be limited to any losses suffered by Lender unless such breach is the basis in whole or in part for the substantive consolidation of Borrower; or (iv) a Transfer that is not permitted under the Section entitled “Permitted Transfers” Section 12.2, including the prohibition on any Transfer that results in a violation of ERISA or any anti-terrorism or money laundering laws.

(d) Nothing under subparagraph (a) above will be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code or under any other Law relating to bankruptcy or insolvency to file a claim for the full amount of the Debt or to require that all collateral will continue to secure all of the Obligations in accordance with the Loan Documents.

ARTICLE XVI

WAIVERS

SECTION 16.1.  WAIVER OF STATUTE OF LIMITATIONS.  BORROWER WAIVES THE RIGHT TO CLAIM ANY STATUTE OF LIMITATIONS AS A DEFENSE TO BORROWER’S PAYMENT AND PERFORMANCE OF THE OBLIGATIONS.

SECTION 16.2.  WAIVER OF NOTICE.  BORROWER WAIVES THE RIGHT TO RECEIVE ANY NOTICE FROM LENDER WITH RESPECT TO THE LOAN DOCUMENTS EXCEPT FOR THOSE NOTICES THAT LENDER IS EXPRESSLY REQUIRED TO DELIVER PURSUANT TO THE LOAN DOCUMENTS.

SECTION 16.3.  WAIVER OF MARSHALLING AND OTHER MATTERS.  BORROWER WAIVES THE BENEFIT OF ANY RIGHTS OF MARSHALLING OR ANY OTHER RIGHT TO DIRECT THE ORDER IN WHICH ANY OF THE PROPERTY WILL BE (i) SOLD; OR (ii) MADE AVAILABLE TO ANY ENTITY IF THE PROPERTY IS SOLD BY POWER OF SALE OR PURSUANT TO A JUDGMENT OF FORECLOSURE AND SALE.  BORROWER ALSO WAIVES THE BENEFIT OF ANY LAWS RELATING TO APPRAISEMENT, VALUATION, STAY, EXTENSION, REINSTATEMENT, MORATORIUM, HOMESTEAD AND EXEMPTION RIGHTS OR A SALE IN INVERSE ORDER OF ALIENATION.

SECTION 16.4.  WAIVER OF TRIAL BY JURY.  BORROWER WAIVES TRIAL BY JURY IN ANY PROCEEDING BROUGHT BY OR AGAINST, OR COUNTERCLAIM OR CROSS-COMPLAINT ASSERTED BY OR AGAINST, LENDER RELATING TO THE LOAN, THE PROPERTY DOCUMENTS OR THE LEASES.

SECTION 16.5.  WAIVER OF COUNTERCLAIM.  BORROWER WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM OR CROSS-COMPLAINT, OTHER THAN COMPULSORY OR MANDATORY COUNTERCLAIMS OR CROSS-COMPLAINTS, IN ANY PROCEEDING LENDER BRINGS AGAINST BORROWER RELATING TO THE LOAN, INCLUDING ANY PROCEEDING TO ENFORCE REMEDIES.

SECTION 16.6.  WAIVER OF JUDICIAL NOTICE AND HEARING.  BORROWER WAIVES ANY RIGHT BORROWER MAY HAVE UNDER LAW TO NOTICE OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THE LOAN DOCUMENTS TO LENDER AND BORROWER WAIVES THE RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THE LOAN DOCUMENTS ON THE GROUND (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING.

SECTION 16.7.  WAIVER OF SUBROGATION.  BORROWER WAIVES ALL RIGHTS OF SUBROGATION TO LENDER’S RIGHTS OR CLAIMS RELATED TO OR AFFECTING THE PROPERTY OR ANY OTHER SECURITY FOR THE LOAN UNTIL THE LOAN IS PAID IN FULL AND ALL FUNDING OBLIGATIONS UNDER THE LOAN DOCUMENTS HAVE BEEN TERMINATED.

SECTION 16.8.  GENERAL WAIVER.  BORROWER ACKNOWLEDGES THAT (A) BORROWER AND BORROWER’S PARTNERS, MEMBERS OR PRINCIPALS, AS THE CASE MAY BE, ARE KNOWLEDGEABLE BORROWERS OF COMMERCIAL FUNDS AND EXPERIENCED REAL ESTATE DEVELOPERS OR INVESTORS WHO UNDERSTAND FULLY THE EFFECT OF THE ABOVE PROVISIONS; (B) LENDER

WOULD NOT MAKE THE LOAN WITHOUT THE PROVISIONS OF THIS ARTICLE; (C) THE LOAN IS A COMMERCIAL OR BUSINESS LOAN UNDER THE LAWS OF THE STATE OR COMMONWEALTH WHERE THE PROPERTY IS LOCATED, NEGOTIATED BY LENDER AND BORROWER AND THEIR RESPECTIVE ATTORNEYS AT ARMS LENGTH; AND (D) ALL WAIVERS BY BORROWER IN THIS ARTICLE HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY, AFTER BORROWER FIRST HAS BEEN INFORMED BY COUNSEL OF BORROWER’S OWN CHOOSING AS TO POSSIBLE ALTERNATIVE RIGHTS, AND HAVE BEEN MADE AS AN INTENTIONAL RELINQUISHMENT AND ABANDONMENT OF A KNOWN RIGHT AND PRIVILEGE. THE FOREGOING ACKNOWLEDGMENT IS MADE WITH THE INTENT THAT LENDER AND ANY SUBSEQUENT HOLDER OF THE NOTE WILL RELY ON THE ACKNOWLEDGMENT.

ARTICLE XVII

NOTICES

Section 17.1.  Notices.  All acceptances, approvals, consents, demands, notices, requests, waivers and other communications (the “Notices”) required or permitted to be given under the Loan Documents must be in writing and (a) delivered personally by a process server providing a sworn declaration evidencing the date of service, the individual served, and the address where the service was made; (b) sent by certified mail, return receipt requested; or (c) delivered by nationally recognized overnight delivery service that provides evidence of the date of delivery (for next morning delivery if sent by overnight delivery service), in all cases with charges prepaid, addressed to the appropriate party at its address listed below:

If to Lender:	Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, New York 10017
Attention: Director
Global Real Estate/
Fixed Income
TIAA Authorization #AAA-7440
Investment ID #0007003

with a
copy to:	Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, New York 10017
Attention: Associate General Counsel, Director
Asset Management Law
TIAA Authorization #AAA-7440
Investment ID #0007003

And	Commercial Loan Services
929 Gessner, Suite 1740
Houston, TX 77024
Attention: Chief Legal Officer

If to Borrower:	Hamilton Green Apartments, LLC
39 Brighton Avenue
Boston, Massachusetts 02134
	Attn:	Carl Valeri
with a
copy to:	Saul Ewing LLP
131 Dartmouth Street, Suite 501
Boston, Massachusetts 02116
Attention: Sally Michael, Esq.

Lender and Borrower each may change from time to time the address to which Notices must be sent, by notice given in accordance with the provisions of this Section.  All Notices given in accordance with the provisions of this Section will be deemed to have been received on the earliest of (i) actual receipt; (ii) Borrower’s rejection of delivery; or (iii) 3 Business Days after having been deposited in any mail depository regularly maintained by the United States postal service, if sent by certified mail, or 1 Business Day after having been deposited with a nationally recognized overnight delivery service, if sent by overnight delivery or on the date of personal service, if served by a process server.

Section 17.2.                          Change in Borrower’s Legal Name, Place of Business or State of Formation.  Borrower will notify Lender in writing prior to any change in Borrower’s legal name, place of business or state or commonwealth of formation, including as a result of, or in connection with, any Transfer, including any Permitted Transfer.

ARTICLE XVIII

MISCELLANEOUS

Section 18.1.                          Applicable Law.  The Loan Documents are governed by and will be construed in accordance with the Laws of the state or commonwealth in which the Property is located without regard to conflict of law provisions, except to the extent that the Uniform Commercial Code requires otherwise.

Section 18.2.                          Usury Limitations.  Borrower and Lender intend to comply with all Laws with respect to the charging and receiving of interest.  Any amounts charged or received by Lender for the use or forbearance of the Principal to the extent permitted by Law, will be amortized and spread throughout the Term until payment in full so that the rate or amount of interest charged or received by Lender on account of the Principal does not exceed the Maximum Interest Rate.  If any amount charged or received under the Loan Documents that is deemed to be interest is determined to be in excess of the amount permitted to be charged or received at the Maximum Interest Rate, the excess will be deemed to be a prepayment of Principal when paid, without premium, and any portion of the excess not capable of being so applied will be refunded to Borrower.  If during the Term the Maximum Interest Rate, if any, is eliminated, then for the purposes of the Loan, there will be no Maximum Interest Rate.

Section 18.3.                          Lender’s Discretion.  Wherever under the Loan Documents any matter is required to be satisfactory to Lender, Lender has the right to approve or determine any matter or Lender has an election, Lender’s approval, determination or election will be made in Lender’s reasonable discretion unless expressly provided to the contrary.

Section 18.4.                          Unenforceable Provisions.  If any provision in the Loan Documents is found to be illegal or unenforceable or would operate to invalidate any of the Loan Documents, then the provision will be deemed expunged and the Loan Documents will be construed as though the provision was not contained in the Loan Documents and the remainder of the Loan Documents will remain in full force and effect.

Section 18.5.                          Survival of Borrower’s Obligations.  Borrower’s representations, warranties and covenants contained in the Loan Documents will continue in full force and effect and survive (i) satisfaction of the Obligations; (ii) release of the lien of this Mortgage; (iii) assignment or other transfer of all or any portion of Lender’s interest in the Loan Documents or the Property; (iv) Lender’s exercise of any of the Remedies or any of Lender’s other rights under the Loan Documents; (v) a Transfer; (vi) amendments to the Loan Documents; and (vii) any other act or omission that might otherwise be construed as a release or discharge of Borrower.

Section 18.6.                          Relationship Between Borrower and Lender; No Third Party Beneficiaries.

(a)  Lender is not a partner of or joint venturer with Borrower or any other entity as a result of the Loan or Lender’s rights under the Loan Documents; the relationship between Lender and Borrower is strictly that of creditor and debtor.  Each Loan Document is an agreement between the parties to that Loan Document for the mutual benefit of the parties and no entities other than the parties to that Loan Document will be a third party beneficiary or will have any claim against Lender or Borrower by virtue of the Loan Document.  As between Lender and Borrower, any actions taken by Lender under the Loan Documents will be taken for Lender’s protection only, and Lender has not and will not be deemed to have assumed any responsibility to Borrower or to any other entity by virtue of Lender’s actions.

(b)  All conditions to Lender’s performance of its obligations under the Loan Documents are imposed solely for the benefit of Lender.  No entity other than Lender will have standing to require satisfaction of the conditions in accordance with their provisions or will be entitled to assume that Lender will refuse to perform its obligations in the absence of strict compliance with any of the conditions.

Section 18.7.                          Partial Releases; Extensions; Waivers.  Lender may: (i) release any part of the Property or any entity obligated for any of the Obligations; (ii) extend the time for payment or performance of any of the Obligations or otherwise amend the provisions for payment or performance by agreement with any entity that is obligated for the Obligations or that has an interest in the Property; (iii) accept additional security for the payment and performance of the

Obligations; and (iv) waive any entity’s performance of an Obligation, release any entity or individual now or in the future liable for the performance of the Obligation or waive the exercise of any Remedy or option.  Lender may exercise any of the foregoing rights without notice, without regard to the amount of any consideration given, without affecting the priority of the Loan Documents, without releasing any entity not specifically released from its obligations under the Loan Documents, without releasing any guarantor(s) or surety(ies) of any of the Obligations, without effecting a novation of the Loan Documents and, with respect to a waiver, without waiving future performance of the Obligation or exercise of the Remedy waived.

Section 18.8.                          Service of Process.  Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, return receipt requested, to Borrower at its address set forth in the Article entitled “Notices”.

Section 18.9.                          Entire Agreement.  Oral agreements or commitments between Borrower and Lender to lend money, to extend credit or to forbear from enforcing repayment of a debt, including promises to extend or renew the debt, are not enforceable.  Any agreements between Borrower and Lender relating to the Loan are contained in the Loan Documents, which contain the complete and exclusive statement of the agreements between Borrower and Lender, except as Borrower and Lender may later agree in writing to amend the Loan Documents.  The language of each Loan Document will be construed as a whole according to its fair meaning and will not be construed against the party by or for whom it was drafted.

Section 18.10.                   No Oral Amendment.  The Loan Documents may not be amended, waived or terminated orally or by any act or omission made individually by Borrower or Lender but may be amended, waived or terminated only by a written document signed by the party against which enforcement of the amendment, waiver or termination is sought.

Section 18.11.                   Lost or Destroyed Note.  If the Note is lost, mutilated, destroyed or stolen, Borrower will deliver to Lender a new, substitute note containing the same provisions as the Note, provided that Borrower is furnished with reasonably satisfactory evidence of the loss, mutilation, destruction or theft of the Note.

Section 18.12.                   Covenants Run with the Land.  Subject to the restrictions on transfer contained in the Article entitled “TRANSFERS, LIENS AND ENCUMBRANCES”, all of the covenants of this Mortgage and the Assignment run with the Land, will bind all parties hereto and all tenants and subtenants of the Land or the Improvements and their respective heirs, executors, administrators, successors and assigns, and all occupants and subsequent owners of the Property, and will inure to the benefit of Lender and all subsequent holders of the Note and this Mortgage.

Section 18.13.                   Time of the Essence.  Time is of the essence with respect to Borrower’s payment and performance of the Obligations.

Section 18.14.                   Subrogation.  If the Principal or any other amount advanced by Lender is used directly or indirectly to pay off, discharge or satisfy all or any part of an encumbrance affecting the Property, then Lender is subrogated to the encumbrance and to any security held by the holder of the encumbrance, all of which will continue in full force and effect in favor of Lender as additional security for the Obligations.

Section 18.15.                   Joint and Several Liability.  If Borrower consists of more than one person or entity, the obligations and liabilities of each such person or entity under this Mortgage are joint and several.

Section 18.16.                   Successors and Assigns.  The Loan Documents bind the parties to the Loan Documents and their respective successors, assigns, heirs, administrators, executors, agents and representatives and inure to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives.

Section 18.17.                   Duplicates and Counterparts.  Duplicate counterparts of any of the Loan Documents, other than the Note, may be executed and together will constitute a single original document.

ARTICLE XIX

ADDITIONAL PROVISIONS PERTAINING TO STATE LAWS

Section 19.1.                          The provisions set forth below shall govern and control in the event of any conflict between the terms thereof and the terms of the balance of this Mortgage:

(a)                                 Residential Lease Security Deposits.  Notwithstanding any provision herein or in any of the Loan Documents to the contrary, nothing herein shall be construed to assign to Lender or to create a security interest in favor of Lender in violation of the provisions of Massachusetts General Laws Chapter 186, Section 15B in any security deposits made by tenants under any residential Lease of the Property or any portion thereof, or in any accounts of Borrower in which such residential security deposits are held, which residential security deposits shall be held and released by Borrower in accordance with the provisions of Massachusetts General Laws Chapter 186, Section 15B.  Without limiting the generality of the foregoing, as required by said Chapter 186, Section 15B, upon the foreclosure of this Mortgage, or the delivery by Borrower of a deed in lieu of foreclosure to Lender  or its designee, Borrower shall turn over all such residential security deposits and any interest accrued thereon to Borrower’s successor in title to the Property.

(b)                                 Mortgage Covenants.  This Mortgage and all of the grants herein are made with mortgage covenants within the meaning of Massachusetts General Laws Chapter 183 Section 19.

(c )                               Statutory Condition.  This Mortgage is given on the “Statutory Condition” within the meaning of Massachusetts General Law Chapter 183 Section 20.

(d )                              Power of Sale.  The “Statutory Power of Sale” referenced in Massachusetts General Law Chapter 183 Section 21 is incorporated herein by reference.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, Borrower has executed and delivered this Mortgage as of the date first set forth above.

BORROWER:

HAMILTON GREEN APARTMENTS, LLC, a Delaware limited liability company

By:	NewReal, Inc., a Massachusetts corporation, its manager

By:
Ronald Brown, President

COMMONWEALTH OF MASSACHUSETTS

, ss:

On this            day of               , 2013, before me, the undersigned notary public, personally appeared Ronald Brown, the president of NewReal Inc., a Massachusetts corporation, the manager of Hamilton Green Apartments, LLC, proved to me through satisfactory evidence of identification, which was                                                   , to be the person whose name is signed on the preceding or attached document and acknowledged to me that s/he signed it voluntarily for its stated purpose.

Notary Public

My commission expires:

Exhibit A

LEGAL DESCRIPTION

Real property in the Town of Andover, County of Essex, Commonwealth of Massachusetts, described as follows:

Parcel 1(311 Lowell Street)

A certain Parcel of land with the buildings and improvements thereon in Andover, Essex County, Massachusetts, and being shown as Lot 2 on a plan entitled “Plan of Land-307-311 Lowell Street- Andover, Mass.”, prepared for Lowell Street Associates Limited Partnership by Otte & Dwyer, Inc. Land Surveyors dated June 21, 2004, recorded with the Essex North Registry of Deeds (“Registry”) as Plan No. 14808 on June 30, 2004, described as follows:

Beginning at a point on the northwesterly sideline of said Lowell Street, said point being the Southwesterly most corner of said Lot 2; thence running

N 33-29-14 W one hundred eighteen and 00/100 (118.00) feet to a corner; thence turning and running

S 52-05-47 W two hundred forty and 72/100 (240.72) feet to a corner; thence turning and running

N 33-29-14 W one hundred ninety and 00/100 (190.00) feet to a corner; thence turning and running

S 62-29-44 W two hundred forty-nine and 86/100 (249.86) feet to a point; thence

S 66-05-13 W thirty-eight and 95/100 (38.95) feet to a point; thence

S 60-14-01 W fifteen and 62/100 (15.62) feet to a corner; thence turning and running

Northwesterly by a curved line to the right having a radius of 320.00 feet, a distance of seven and 04/100 (7.04) feet; thence

N 27-21-52 W four hundred thirty-four and 86/100 (434.86) feet to a point; thence

N 18-50-48 W one hundred ten and 67/100 (110.67) feet to a corner; thence turning and running

N 64-33-42 E six hundred sixty-five and 69/100 feet (665.69) feet to a corner; thence turning and running

S 26-18-33 E one hundred forty-six and 76/100 (146.76) feet to a point; thence

Southeasterly by a curved line to the left having a radius of 50.00 feet, a distance of seventy- eight and 54/100 (78.54) feet; thence

N 63-41-27 E thirty-six and 78/100 (36.78) feet to a corner; thence turning and running

S 34-36-07 E one hundred seventy-six and 83/100 (176.83) feet to a corner; thence turning and running

N 54-37-39 E sixty and 54/100 (60.54) feet to a corner; thence turning and running

S 34-34-40 E forty-five and 00/100 (45.00) feet to a corner; thence turning and running

S 20-40-48 W sixty-two and 81/100 (62.81) feet to a point; thence

Southwesterly by a curved line to the right having a radius of 50.00 feet, a distance of forty-four and 95/100 (44.95) feet; thence

Southeasterly by a curved line to the left having a radius of 35.00 feet, a distance of seventy-four and 60/ 100 (74.60) feet; thence

Southeasterly again, by a curved line to the left having a radius of 122.00 feet, a distance of ninety-seven and 40/100 feet (97.40) feet to a corner; thence turning and running

S 50-15-40 E three and 05/100 (3.05) feet to a corner; thence turning and running

N 39-44-20 E twenty-seven and 00/100 (27.00) feet to a corner; thence turning and running

S  50-15-40  E thirty and 00/100 feet (30.00) feet to a corner; thence turning and running

N 39-44-20 E eleven and 21/100 (11.21) feet to a point; thence

Southeasterly by a curved line to the right having a radius of 25.00 feet, a distance of forty-one and 79/100 (41.79) feet to a point; thence

S 44-29-27 E forty-seven and 73/100 (47.73) feet, to a point on the northwesterly sideline of said Lowell Street; thence turning and running by said sideline on three courses as follows:

S 37-46-23 W two hundred six and 73/100 (206.73) feet to a corner; thence turning and running

N 52-13-37 W five and 00/100 (5.00) feet to a corner; thence turning and running

Southwesterly by a curved line to the right having a radius 1047.44 feet, a distance of one hundred forty-two and 24/100 (142.24) feet to the point of beginning.

Together with the benefit of certain rights as provided in the following documents:

1.              Declaration and Grant of Easements between Harry Axelrod and Lowell Street Associates Limited Partnership dated May 22, 1991 recorded with the Registry in Book 3274, Page 96 (“1991 Easement Agreement”)

2.              Rights and easement granted in Reciprocal Easement Agreement between Andover Real Estate Corporation and Rolling Green Motor Inn Corporation dated September 22, 1982, and recorded with the Registry in Book 1617, Page 187, as affected by Easement Relocation Agreement dated April 28, 2005, and recorded with the Registry in Book 9483, Page 73.

3.              Rights and easements granted in a certain Declaration and Grant of Easement, Rights and Restrictions dated June 17, 2003 and recorded with the Registry in Book 7920, Page 113, as affected by Restatement of Declaration and Grant of Easements, Rights and Restrictions dated April 28, 2005 recorded with the Registry in Book 9483, Page 11.

Parcel 2 (319 Lowell Street)

The land with the buildings thereon situated on Lowell Street in Andover, No. Essex County, Massachusetts and being shown as Lot 3 on a plan of land entitled “Plan of Land in Andover, Mass. as surveyed for John Bolten” drawn by McCracken Bros. Engineers, Methuen, Mass., Scale 1”=20’ dated January 7, 1947 and recorded in No. Essex County Registry of Deeds as Plan #1692 to which plan reference is made for a more particular description of Lot 3, as affected by Taking by the Commonwealth of Massachusetts for the relocation of Lowell Street dated December 4, 1956 and recorded in the Registry in Book 856, Page 100, as affected by an entry dated June 25, 1957 and recorded in the Registry in Book 858, Page 84, and being more particularly described as follows:

Beginning at a point on the northwesterly sideline of said Lowell Street said point being the southwesterly most corner of Lot 2; thence running

N 33-29-14 W one hundred eighteen and 00/100 (118.00) feet to a corner; thence turning and running

S 52-05-47 W eighty and 24/100 (80.24) feet to a corner; thence turning and running

S 33-31-35 E one hundred twenty-six and 06/100 (126.06) feet to a corner; thence turning and running

Northeasterly by the sideline of Lowell Street by a curved line to the left having a radius of 1047.44 feet, eighty-one and 19/100 (81.19) feet to the point of beginning.

The above described premises is also described as follows:

PARCEL 1 (311 Lowell Street)

A certain Parcel of land with the buildings and improvements thereon in Andover, Essex County, Massachusetts, and being shown as Lot 2 on a plan entitled “Plan of Land-307- 311 Lowell Street-Andover, Mass.”, prepared for Lowell Street Associates Limited Partnership-by Otte & Dwyer, Inc.-Land Surveyors dated June 21, 2004, recorded with the Essex North Registry of Deeds (“Registry”) as Plan No. 14808 on June 30, 2004, as modified by a plan entitled “Plan of Land-325 Lowell Street-Andover, Mass.”, prepared for Criterion Development Partners-by Otte & Dwyer, Inc.-Land Surveyors dated December 12, 2005, recorded with said Registry as Plan No. 15311 on February 7, 2006, and as further modified by an actual field survey and property line determination by Hayes Engineering, Inc. in December, 2006, described as follows:

Beginning at a point on the northwesterly sideline of said Lowell Street, said point being the Southwesterly most corner of said Lot 2; thence running

N33°14’39”W a distance of 118.40 feet; thence turning and running

S52°20’21”W a distance of 80.24 feet; thence running

S52°20’21”W a distance of 160.48 feet; thence turning and running

N33°09’55”W a distance of 190.83 feet; thence turning and running

S62°26’51”W a distance of 250.04 feet; thence turning and running

S65°59’57”W a distance of 38.70 feet; thence turning and running

S60°10’38”W a distance of 16.95 feet to a point on the easterly location line of Interstate Route 93; thence turning and running

Northwesterly along said sideline with a curve turning to the right having an arc length of 5.00 feet on a radius of 320.00 feet; thence running

N27°21’52”W along said sideline a distance of 434.86 feet; thence turning and running

N18°50’48”W along said sideline a distance of 109.60 feet; thence turning and running

N64°35’16”E a distance of 665.43 feet; thence turning and running

S26°18’15”E a distance of 145.49 feet; thence turning and running

Southeasterly with a curve turning to the left having an arc length of 78.54 feet on a radius of 50.00 feet; thence running;

N63°41’45”E a distance of 36.78 feet; thence turning and running

S34°35’49”E a distance of 176.83 feet; thence turning and running

N54°37’57”E a distance of 60.54 feet; thence turning and running

S34°34’22”E a distance of 45.00 feet; thence turning and running

S20°41’06”W a distance of 62.81 feet; thence turning and running

Southwesterly with a curve turning to the right having an arc length of 44.95 feet on a radius of 50.00 feet; thence running;

Southeasterly with a curve turning to the left having an arc length of 74.60 feet on a radius of 35.00 feet; thence running;

Southeasterly again with a curve turning to the left having an arc length of 97.40 feet on a radius of 122.00 feet; thence turning and running;

S50°15’22”E a distance of 3.05 feet; thence turning and running

N39°44’38”E a distance of 27.00 feet; thence turning and running

S50°15’22”E a distance of 30.00 feet; thence turning and running

N39°44’38”E a distance of 11.21 feet; thence running

Southeasterly with a curve turning to the right having an arc length of 41.79 feet on a radius of 25.00 feet; thence running;

S44°29’09”E a distance of 47.73 feet to a point on the northerly sideline of Lowell Street; thence turning and running

S37°46’41”W along said sideline a distance of 206.52 feet; thence turning and running

N52°13’19”W along said sideline a distance of 5.00 feet; thence turning and running

Southwesterly along said sideline with a curve turning to the right having an arc length of 142.27 feet on a radius of 1047.44 feet to the point of beginning.

Containing an area of 499,461 Square Feet, or 11.466 Acres.

Together with the benefit of certain rights as provided in the following documents:

1. Declaration and Grant of Easements between Harry Axelrod and Lowell Street Associates Limited Partnership dated May 22, 1991 recorded with the Registry in Book 3274, Page 96 (“1991 Easement Agreement”)

2. Rights and easement granted in Reciprocal Easement Agreement between Andover Real Estate Corporation and Rolling Green Motor Inn Corporation dated September 22, 1982, and recorded with the Registry in Book 1617, Page 187, as affected by Easement Relocation Agreement dated April 28, 2005, 2005 and recorded with the Registry in Book 9483, Page 73.

3. The following rights granted in a certain Declaration and Grant of Easement, Rights and Restrictions dated June 17, 2003 and recorded with the Registry in Book 7920, Page 113, as affected by Restatement of Declaration and Grant of Easements, Rights and Restrictions dated April 28, 2005 recorded with the Registry in Book 9483, Page 11.

PARCEL 2  (319 Lowell Street)

The land with the buildings thereon situated on Lowell Street in Andover, No. Essex County, Massachusetts and being shown as Lot 3 on a plan of land entitled “Plan of Land in Andover, Mass. as surveyed for John Bolten” drawn by McCracken Bros. Engineers, Methuen, Mass., Scale 1”=20’ dated January 7, 1947 and recorded in North Essex County Registry of Deeds as Plan # 1692 to which plan reference is made for a more particular description of Lot 3, as affected by Takings by the Commonwealth of Massachusetts for the relocation of Lowell Street dated May 28, 1957 and recorded in the Registry in Book 856, Page 100 as affected by an entry dated June 25, 1957 and recorded in the Registry in Book 858, Page 84, and dated November 26, 1969 and recorded in the Registry in Book 1145, Page 150, and as further modified by an actual field survey and property line determination by Hayes Engineering, Inc. in December, 2006, being more particularly described as follows:

Beginning at a point on the northerly sideline of said Lowell Street, said point being the southwesterly most corner of Lot 2; thence running:

Southwesterly along said sideline with a curve turning to the right having an arc length of 81.34 feet on a radius of 1047.44 feet; thence turning and running;

N33°14’39”W a distance of 126.82 feet; thence turning and running

N52°20’21”E a distance of 80.24 feet; thence turning and running

S33°14’39”E a distance of 118.40 feet to the point of beginning.

Containing an area of 9,851 Square Feet, or 0.226 Acres.

Exhibit B

DEFINITIONS

“Acceleration” is defined in Section 14.2(a)(i).

“Accumulations” is defined in Section 2.1(vii).

“Accumulations Depositary” is defined in Section 6.2(a).

“Additional Funds” is defined in Section 7.4(v).

“Affiliate” is defined in Section 8.4(c).

“Annual Financial Statement” is defined in Section 10.1(a).

“Anti-Terrorism Laws” is defined as all Laws relating to terrorist acts, acts of war and money laundering.

“Assessments” is defined as all assessments now or hereafter levied, assessed or imposed against the Property.

“Assignment” is defined as the Assignment of Leases and Rents dated of even date with this Mortgage made by Borrower for the benefit of Lender.

“Bankruptcy Code” means Title 11 of the United States Code.

“Borrower” is defined in the introductory paragraph.

“Budget” is defined in Section 10.3.

“Business Days” is defined as any day on which commercial banks are not authorized or required by Law to close in New York, New York.

“Casualty” is defined as damage to or destruction of the Property by fire or other casualty.

“CERCLA” is defined as the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 and by the Small Business Liability Relief and Brownfields Revitalization Act and by the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, and as further amended from time to time.

“Code” is defined as the Internal Revenue Code of 1986 and the regulations promulgated thereunder.

“Comprehensive Permit” means that certain permit issued by the Town of Andover pursuant to Massachusetts General Laws Chapter 40B, Section 20-23 and regulations promulgated thereunder and recorded with the Essex Registry of Deeds Northern District (the “Land Records”) in Book 8447, Page 238, as affected by Certification of No Appeal recorded in the Land Records in Book 8447, Page 248, as affected by Decision Consenting to Proposed Transfer of Comprehensive Permit Decision No. 3312, dated August 16, 2004 and recorded in the Land Records in Book 9082, Page 177; by Finding of Insubstantial Charge dated February 15, 2005, and recorded in the Land Records in Book 9417, Page 39; by Decision to Extend and Determination of Insubstantial Changes dated August 16, 2004, and recorded in the Land Records in Book 9474, Page 141; by a Stipulation of Dismissal with Prejudice recorded in the Land Records in Book 9483, Page 1; as affected by Finding of Insubstantial Change by the Municipality, Comprehensive Permit 43312, issued to AND Development, LLC, dated April 25, 2005, recorded in the Land Records in Book 9554, Page 98 and Decision recorded in the Land Records in Book 9696, Page 75 and as may be further amended or affected.

“Condemnation” is defined as the permanent or temporary taking of all or any portion of the Property, or any interest therein or right accruing thereto, by the exercise of the right of eminent domain (including any transfer in lieu of or in anticipation of the exercise of the right), inverse condemnation or any similar injury or damage to or decrease in the value of the Property, including severance and change in the grade of any streets and a Condemnation will be deemed to have occurred on the date title to the Property taken passes or if the Condemnation is temporary, on the date Borrower no longer has use of the affected property.

“Condemnation Awards” is defined in Section 2.1(viii).

“Condemnation Proceeding” is defined as a Proceeding that could result in a Condemnation.

“Control” when used with respect to any specified Person, and unless expressly defined otherwise with respect to such specified Person, means the possession, directly or indirectly, of the sole and exclusive power to direct the management, policies, business and affairs of such Person (including the exclusive right at all times to appoint and remove the managers, directors, general partners (if applicable), officers or other representatives of such Person), by reason of the ownership, directly or indirectly, of ownership interests in such Person, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“CPA” is defined as an independent certified public accountant satisfactory to Lender.

“Debt” is defined in Section 3.1.

“Debt Service Coverage” is defined as Net Operating Income of the Property for any given period divided by the amount of scheduled Debt Service Payments over such period, as determined by Lender. If no period is specified, then Debt Service Coverage will be determined over a twelve (12) month period.

“Debt Service Payments” is defined as the monthly installments of principal and/or interest payable by Borrower to Lender as set forth in the Note.

“Default Interest Rate” is defined as the lower of nine and sixty-seven hundredths percent (9.67%) per annum or the Maximum Interest Rate, if any.

“Destruction Event” is defined in Section 7.4.

“Environmental Activity” is defined as any actual, suspected or threatened abatement, cleanup, disposal, generation, handling, manufacture, possession, release, remediation, removal, storage, transportation, treatment or use of any Hazardous Material.  The actual, suspected or threatened presence of any Hazardous Material or the actual, suspected or threatened noncompliance with any Environmental Laws, will be deemed Environmental Activity.

“Environmental Laws” is defined as all Laws pertaining to health, safety, protection of the environment, natural resources, conservation, wildlife, waste management, Hazardous Materials and pollution, including CERCLA.

“Environmental Report” is defined as the report prepared by AECOM, dated October 28, 2013, as amended.

“ERISA” is defined in Section 8.3(a).

“Event of Default” is defined in Section 14.1.

“Executive Order” is defined in Section 8.4.

“Existing Member” is defined in Section 12.1(b).

“Existing Member GP” is defined in Section 12.1(b).

“Expenses” is defined in Section 11.1(a).

“Financial Books and Records” is defined as detailed accounts of the income and expenses of the Property and of Borrower and all other data, records and information that either are specifically referred to in the Article entitled “FINANCIAL REPORTING” or are necessary to the preparation of any of the statements, reports or certificates required under such Article and includes all supporting schedules prepared or used by the CPA in auditing the Annual Financial Statement or in issuing its opinion.

“Fiscal Year” is defined as any calendar year or partial calendar year during the Term.

“Fixed Interest Rate” is defined as four and sixty-seven hundredths percent (4.67%) per annum.

“Fixtures” is defined as all of the Property that constitutes “fixtures”‘ as defined on the Uniform Commercial Code.

“Government” is defined as any federal, state or municipal governmental or quasi-governmental authority including any executive, legislative or judicial branch and any division, subdivision or agency of any of them and any entity to which any of them has delegated authority.

“Hazardous Materials” is defined as (i) any by-product, chemical, compound, contaminant, pollutant, product, substance, waste or other material that is hazardous or toxic, (ii) any by-product, chemical, compound, contaminant, pollutant, product, substance, waste or other material, the abatement, cleanup, discharge, disposal, emission, exposure to, generation, handling, manufacture, possession, presence, release, removal, remediation, storage, transportation, treatment or use of which is controlled, prohibited or regulated by any Environmental Laws, including asbestos, petroleum, petroleum products and polychlorinated biphenyls and (iii) mold, mildew, fungi, bacteria, viruses and other microbial matter.

“Imposition Penalty Date” is defined in Section 6.1(a).

“Impositions” is defined as all Taxes, Assessments, ground rent, if any, water and sewer rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, levied, assessed or imposed on the Property or Borrower and whether levied, assessed or imposed as excise, privilege or property taxes.

“Improvements” is defined in Section 2.1(ii).

“Indemnitor” is defined in the environmental indemnity dated of even date with this Mortgage made by Indemnitor for the benefit of Lender.

“Independent Manager” shall mean a duly appointed member of the board of directors or board of managers who is provided by a nationally-recognized company that provides professional independent directors/managers who shall not have been at the time of initial appointment or at any time while serving as an Independent Manager, and may not have been at any time during the preceding five years (i) a stockholder, director, officer, employee, partner, attorney or counsel of such Borrower or any affiliate of any of them, (ii) a customer, supplier or other person who derives any of its purchases or revenues from its activities with such Borrower or any affiliate of any of them, (iii) a person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other person, or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other person.  As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a person, whether through ownership of voting securities, by contract or otherwise.  As used herein, the term “affiliate” shall mean:  (1)  any person or entity directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities or interests of such other person or entity; (2) any person or entity ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other person or entity; (3) any person or entity directly or indirectly controlling, controlled by or under common control with such other person or entity; (4) any officer, director or partner of such other person or entity; (5) if such other person or entity is an officer, director or partner, any company for which such person or entity acts in any such capacity; and (6) any close relative or spouse of the specified person.

“Institutional Investor” is defined as any bank, savings institution, charitable foundation, insurance company, real estate investment trust, pension fund or investment advisor registered under the Investment Advisors Act of 1940, as amended, and acting as trustee or agent.

“Insurance Premiums” is defined as all present and future premiums and other charges due and payable on policies of fire, rental value and other insurance covering the Property and required pursuant to the provisions of this Mortgage.

“Insurance Proceeds” is defined in Section 2.1(ix).

“Insurers” is defined in Section 7.1(c).

“Interest” is defined as the fixed interest payable under the Note at the Fixed Interest Rate and any other sums which are deemed to be interest under Law.

“Key Principal” is defined in Section 12.2(b)(i).

“Land” is defined in the Recitals.

“Late Charge” is defined in the Note.

“Law” is defined as all present and future codes, constitutions, cases, opinions, rules, manuals, regulations, determinations, laws, orders, ordinances, requirements and statutes, as amended, of any Government that affect or that may be interpreted to affect the Property, Borrower or the Loan, including amendments and all guidance documents and publications promulgated thereunder.

“Leases” is defined as all present and future leases, subleases, licenses and other agreements for the use and occupancy of the Land and Improvements, any related guarantees and any use and occupancy arrangements created pursuant to Section 365(h) of the Bankruptcy Code or otherwise in connection with the commencement or continuation of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar Proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupant of the Land and Improvements.

“Leasing Plan” is defined in Section 10.3(b).

“Lender” is defined in the introductory paragraph.

“Loan” is defined in the Recitals.

“Loan Documents” is defined as the Note, this Mortgage, the Assignment and all documents now or hereafter executed by Borrower or held by Lender relating to the Loan, including all amendments but excluding any indemnities or guaranties delivered in connection with the Loan.

“Lock-Box Agreement” means, collectively (a) that certain Deposit Account Control Agreement by and between Borrower and Lender, and Bank of America, N.A., dated as of the date hereof and (b) that certain Cash Management Agreement by and between Borrower and Lender dated as of the date hereof.

“Low DSCR Period” shall mean any period commencing on the date on which the Debt Service Coverage Ratio as determined by Lender (based on a 30 year amortization schedule) declines below 1.10 : 1.00 for a period of three (3) consecutive calendar months and ending on the date on which the Debt Service Coverage Ratio as determined by Lender (based on a 30 year amortization schedule) increases to over 1.25 : 1.00 for a period of three (3) consecutive calendar months.

“Manager” is defined in Section 12.1(b).

“Material Environmental Contamination” is defined as contamination of the Property with Hazardous Materials (i) that constitutes a violation of one or more Environmental Laws; (ii) for which there is a significant possibility that remediation will be required under Environmental Laws; (iii) that results in a material risk of liability or expense to Lender; or (iv) that diminishes the value of the Property.

“Maturity Date” is defined in the Recitals.

“Maximum Interest Rate” is defined as the maximum rate of interest, if any, permitted by Law as of the date of this Mortgage to be charged with respect to the Loan.

“MHPFB” is defined as the Massachusetts Housing Partnership Fund Board, a Massachusetts body politic and corporate, together with any successor or assign thereof under the Regulatory Agreement.

“Mortgage” is defined as this Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement.

“NERA” is defined in Section 12.1(b).

“Net Operating Income” is defined as Rents (on a cash basis) over any period less Operating Expenses determined on a cash basis for such period.

“Note” is defined in the Recitals.

“Note Payments” is defined in the Note.

“Notices” is defined in Section 17.1.

“Obligations” is defined in Section 3.1.

“One-Time Sale” is defined in Section 12.2(b)(ii).

“Operating Expenses” is defined as the reasonable, customary and actual out-of-pocket payments paid in cash by Borrower in the ordinary course of business to unaffiliated third parties (or if affiliated, equivalent to arm’s length third-party transactions for comparable services) in connection with the management, operation, maintenance or leasing of the Property, including without limitation, Impositions, Insurance Premiums and operating expenses for the Property, ground rent (if any), management fees, landscaping, utilities, cleaning, administration, repairs, and any recurring cost which is a capital expenditure in accordance with GAAP and is associated with the maintenance of the Improvements existing on the date hereof, but shall exclude (i) loan placement fees and Debt Service Payments, (ii) non-cash items such as depreciation or amortization and (iii) extraordinary non-recurring capital expenditures incurred in connection with the ownership, operation and maintenance of the Property.

“Payment Conditions Precedent” is defined in Section 6.1(a).

“Permitted Exceptions” is defined as (a) the matters shown in Schedule B, Part 1 and 2 of the title insurance policy insuring the lien of this Mortgage, (b) real estate taxes and municipal charges not yet due and payable, and (c) any encumbrances created in compliance with the terms of this Mortgage.

“Permitted Merger” is defined in Section 4.2(e).

“Permitted Transfers” is defined in Section 12.2(b).

“Permitted Use” is defined as use as a first-class residential apartment complex (with affordable housing requirements as set forth in the Comprehensive Permit and the Regulatory Agreement) and uses incidentally and directly related to such use (which incidental uses include an existing single family home that is rented in connection with and as a part of the residential apartment complex and an existing on the date hereof telecommunications tower and related facility).

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” is defined as the Property, other than Fixtures, the Land or the Improvements.

“Policies” is defined in Section 7.1(b).

“Prepayment Premium” is defined in the Note.

“Principal” is defined in the Recitals.

“Proceeding” is defined as a pending or threatened action, claim or litigation before a legal, equitable or administrative tribunal having proper jurisdiction.

“Proceeds” is defined in Section 7.2(c).

“Prohibited Person” is defined in Section 8.4.

“Property” is defined in Section 2.1.

“Property Documents” is defined in Section 2.1(v).

“Receiver” is defined as a receiver, custodian, trustee, liquidator or conservator of the Property.

“Regulatory Agreement” is defined as the Chapter 40B Regulatory and Affordable Housing Agreement for Limited Dividend Organizations dated as of February 15, 2008 by and between Windsor Green at Andover, LLC, a Delaware limited liability company, and the Massachusetts Housing Partnership Funding Board, and recorded in the Land Records at Book 11067, Page 29. as the same may be amended or modified.

“Remedies” is defined in Section 14.2(a).

“Rent Roll” is defined in the Assignment.

“Rents” is defined as all present and future rents, prepaid rents, percentage, participation or contingent rents, issues, profits, proceeds, parking fees, revenues and other consideration accruing under or in connection with the Leases or otherwise derived from the use and occupancy of the Land or the Improvements, including tenant contributions to expenses, security deposits (if and when forfeited) and royalties, if any, all other fees or payments paid to or for the benefit of Borrower, including liquidated damages after a default under a Lease, any termination, cancellation, modification or other fee or premium payable by a tenant for any reason, the proceeds of any rental insurance and any payments received pursuant to Sections 502(b) or 365 of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupant of the Land or the Improvements and all claims as a creditor in connection with any of the foregoing.

“Replacement Reserve Pledge” is defined as the Replacement Reserve Pledge and Security Agreement or the Replacement Reserve Agreement relating to the payment of certain costs associated with the maintenance and repair of the Property as in effect from time to time.

“Restoration” is defined as the restoration of the Property after a Destruction Event as nearly as possible to its condition immediately prior to the Destruction Event, in accordance with the plans and specifications, in a first-class workmanlike manner using materials substantially equivalent in quality and character to those used for the original improvements, in accordance with Law and free and clear of all liens, encumbrances or other charges other than this Mortgage and the Permitted Exceptions.

“Restoration Completion Date” is defined in Section 7.4(viii).

“Restoration Funds” is defined in Section 7.5(b).

“Taxes” is defined as all present and future real estate taxes or personal property taxes, if any, levied, assessed or imposed against the Property.

“Tax Pledge” is defined as the Real Estate Tax Pledge and Security Agreement or the Real Estate Tax Reserve Agreement relating to the payment of Taxes at the Property as in effect from time to time.

“Term” is defined as the scheduled term of this Mortgage commencing on the date Lender makes the first disbursement of the Loan and terminating on the Maturity Date.

“Transfer” is defined in Section 12.1(a).

“Uniform Commercial Code” is defined as the Uniform Commercial Code as in effect from time to time in the jurisdiction where the Land is located or, to the extent required by the Uniform Commercial Code, where the Borrower is located, as applicable.

Exhibit C

RULES OF CONSTRUCTION

(a)  References in any Loan Document to numbered Articles or Sections are references to the Articles and Sections of that Loan Document.  References in any Loan Document to any numbered or lettered Exhibits or Schedules are references to the Exhibits or Schedules attached to that Loan Document, all of which are incorporated in and constitute a part of that Loan Document.  Article, Section, Exhibit and Schedule captions used in any Loan Document are for reference only and do not describe or limit the substance, scope or intent of that Loan Document or the individual Articles, Sections, Exhibits or Schedules of that Loan Document.

(b)  The terms “include”, “including” and similar terms are construed as if followed by the phrase “without limitation”.

(c)  The terms “Land”, “Improvements”, “Fixtures”, “Personal Property”, “Condemnation Awards”, “Insurance Proceeds” and “Property” are construed as if followed by the phrase “or any part thereof”.

(d)  Any agreement by or duty imposed on Borrower in any Loan Document to perform any obligation or to refrain from any act or omission constitutes a covenant running with the ownership or occupancy of the Land and the Improvements, which will bind all parties hereto and their respective successors and assigns, and all lessees, subtenants and assigns of same, and all occupants and subsequent owners of the Property, and will inure to the benefit of Lender and all subsequent holders of the Note and this Mortgage and includes a covenant by Borrower to cause its partners, members, principals, agents, representatives and employees to perform the obligation or to refrain from the act or omission in accordance with the Loan Documents.  Any statement or disclosure contained in any Loan Document about facts or circumstances relating to the Property, Borrower or the Loan constitutes a representation and warranty by Borrower made as of the date of the Loan Document in which the statement or disclosure is contained.

(e)  The term “to Borrower’s knowledge” is construed as meaning to the best of Borrower’s knowledge after diligent inquiry.

(f)  The singular of any word includes the plural and the plural includes the singular.  The use of any gender includes all genders.

(g)  The terms “person”, “party” and “entity” include natural persons, firms, partnerships, limited liability companies and partnerships, corporations and any other public or private legal entity.

(h)  The term “provisions” includes terms, covenants, conditions, agreements and requirements.

(i)  The term “amend” includes modify, supplement, renew, extend, replace or substitute and the term “amendment” includes modification, supplement, renewal, extension, replacement and substitution.

(j)  Reference to any specific Law or to any document or agreement, including the Note, this Mortgage, any of the other Loan Documents, the Leases, and the Property Documents, includes any future amendments to the Law, document or agreement, as the case may be.

(k)  No inference in favor of or against a party with respect to any provision in any Loan Document may be drawn from the fact that the party drafted the Loan Document.

(l)  The term “certificate” means the sworn, notarized statement of the entity giving the certificate, made by a duly authorized person satisfactory to Lender affirming the truth and accuracy of every statement in the certificate.  Any document that is “certified” means the document has been appended to a certificate of the entity certifying the document that affirms the truth and accuracy of everything in the document being certified.  In all instances the entity issuing a certificate must be satisfactory to Lender.

(m)  Any appointment of Lender as Borrower’s attorney-in-fact is irrevocable and coupled with an interest.  Lender may appoint a substitute attorney-in-fact.  Borrower ratifies all actions taken by the attorney-in-fact but, nevertheless, if Lender requests, Borrower will specifically ratify any action taken by the attorney-in-fact by executing and delivering to the attorney-in-fact or to any entity designated by the attorney-in-fact all documents necessary to effect the ratification.

(n)  Any document, instrument or agreement to be delivered by Borrower will be in form and content satisfactory to Lender.

(o)  All obligations, rights, remedies and waivers contained in the Loan Documents will be construed as being limited only to the extent required to be enforceable under the Law.

(p)  The unmodified word “days” means calendar days.

Exhibit D

PROPERTY DOCUMENTS

The Comprehensive Permit

The Regulatory Agreement